Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                        CORDIANT COMMUNICATIONS GROUP PLC


                          LIGHTHOUSE ACQUISITION, INC.


                                       AND


                         LIGHTHOUSE GLOBAL NETWORK, INC.


                            Dated as of July 4, 2000



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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I

         DEFINITIONS...........................................................2

         Section 1.1  Definitions..............................................2

ARTICLE II

         THE MERGER...........................................................10

         Section 2.1  The Merger..............................................10
         Section 2.2  Effective Time..........................................10
         Section 2.3  Effects of the Merger...................................11
         Section 2.4  Exchange Ratio..........................................11
         Section 2.5  Conversion and Exchange of Company Stock................11
         Section 2.6  Exchange of Certificates................................12
         Section 2.7  Withholding Rights......................................15
         Section 2.8  Company Stock Options; Other Stock-Based Plans..........16
         Section 2.9  Conversion/Preferred Election; Procedure................17
         Section 2.10  The Surviving Corporation..............................18

ARTICLE III

         THE CLOSING..........................................................19

         Section 3.1  Closing.................................................19

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................19

         Section 4.1  Organization, Standing and Power........................19
         Section 4.2  Capital Structure.......................................19
         Section 4.3  Authority Relative to this Agreement....................21
         Section 4.4  Non-Contravention; Approvals and Consents...............21
         Section 4.5  Financial Statements....................................22
         Section 4.6  Absence of Certain Events...............................22
         Section 4.7  Information Supplied....................................23
         Section 4.8  Books and Records.......................................23
         Section 4.9  Title to Properties; Encumbrances.......................24
         Section 4.10  Leases.................................................24
         Section 4.11  Material Contracts.....................................24
         Section 4.12  Accounts Receivable....................................26
         Section 4.13  Legal Proceedings......................................26
         Section 4.14  Permits; Compliance with Laws and Orders...............26
         Section 4.15  Employee Benefit Plans.................................27
         Section 4.16  Employment Relations and Agreement.....................30
         Section 4.17  Taxes..................................................31
         Section 4.18  Intellectual Property..................................34
         Section 4.19  Environmental Laws and Regulations.....................35
         Section 4.20  Liabilities............................................36
         Section 4.21  Insurance..............................................36
         Section 4.22  Acquisition Agreement Payments.........................36
         Section 4.23  Voting Requirements....................................37
         Section 4.24  State Takeover Statutes; Certain Charter Provisions....37
         Section 4.25  Brokers................................................37
         Section 4.26  No Other Representations or Warranties.................37
         Section 4.27  Customers..............................................37

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............38

         Section 5.1  Organization and Qualification..........................38
         Section 5.2  Share Capital...........................................38
         Section 5.3  Authority Relative to this Agreement....................39
         Section 5.4  Non-Contravention; Approvals and Consents...............39
         Section 5.5  SEC Reports and Financial Statements....................40
         Section 5.6  Absence of Certain Changes or Events....................41
         Section 5.7  Legal Proceedings.......................................41
         Section 5.8  Information Supplied....................................41
         Section 5.9  Permits; Compliance with Laws and Orders................42
         Section 5.10  Compliance with Agreements.............................42
         Section 5.11  Vote Required..........................................42
         Section 5.12  Business of Merger Sub.................................42
         Section 5.13  Brokers................................................43
         Section 5.14  Absence of Undisclosed Liabilities.....................43
         Section 5.15  Contracts..............................................43
         Section 5.16  Taxes..................................................43
         Section 5.17  Ownership of Company Stock; Reorganization.............44
         Section 5.18  No Other Representations or Warranties.................44
         Section 5.19  Customers..............................................44

ARTICLE VI

         COVENANTS RELATING TO CONDUCT OF BUSINESS............................44

         Section 6.1  Conduct of Business by the Company Pending the Merger...44
         Section 6.2  No Solicitation.........................................47
         Section 6.3  Third Party Confidentiality Agreements..................48

ARTICLE VII

         ADDITIONAL AGREEMENTS................................................48

         Section 7.1  Access to Information...................................48
         Section 7.2  Actions for Compliance with Securities Laws.............48
         Section 7.3  Approval of Shareholders................................48
         Section 7.4   Contingent Payments ...................................49
         Section 7.5  INTENTIONALLY LEFT BLANK................................49
         Section 7.6  Admission of Parent Shares..............................49
         Section 7.7  Fees and Expenses.......................................50
         Section 7.8  Commercially Reasonable Efforts.........................50
         Section 7.9  Public Announcements....................................50
         Section 7.10  Indemnification; Directors' and Officers' Insurance....51
         Section 7.11 Companies Act Section 103...............................51
         Section 7.12  Dividends, Distributions and Issuances.................51
         Section 7.13  Employee Benefit Plans.................................51
         Section 7.14  Registration Rights....................................51

ARTICLE VIII

         Tax Matters..........................................................54

         Section 8.1  Certain Tax Covenants...................................54
         Section 8.2  Tax Indemnification.....................................55
         Section 8.3  Transfer Taxes..........................................57
         Section 8.4  Amended Returns.........................................57
         Section 8.5  Carrybacks..............................................57
         Section 8.6  Tax Covenants Regarding Merger..........................57
         Section 8.7  Tax Cooperation.........................................58

ARTICLE IX

         CONDITIONS PRECEDENT.................................................59

         Section 9.1  Conditions to Each Party's Obligation to Effect the
                      Merger..................................................59
         Section 9.2  Conditions to Obligation of Parent And Merger Sub to
                      Effect the Merger.......................................61
         Section 9.3  Conditions to Obligation of the Company to Effect
                      the Merger..............................................62

ARTICLE X

         SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................63

         Section 10.1  Survival of Representations............................63
         Section 10.2  Indemnification........................................63
         Section 10.3  Stockholder Indemnitors' Representative................65
         Section 10.4  Indemnification Procedures.............................65
         Section 10.5  Limitations............................................66
         Section 10.6  Adjustment for Insurance...............................67
         Section 10.7  Adjustment for Recoveries under Acquisition Agreements.67
         Section 10.8  Subrogation............................................68
         Section 10.9  Set-Off................................................68
         Section 10.10  Exclusive Remedy......................................68

ARTICLE XI

         TERMINATION, AMENDMENT AND WAIVER....................................68

         Section 11.1  Termination............................................68
         Section 11.2  Effect of Termination..................................69
         Section 11.3  Payment of Certain Fees................................70

ARTICLE XII

         GENERAL PROVISIONS...................................................70

         Section 12.1  Notices................................................70
         Section 12.2  Interpretation.........................................71
         Section 12.3  Counterparts...........................................71
         Section 12.4  Entire Agreement; No Third-Party Beneficiaries.........71
         Section 12.5  Amendment..............................................71
         Section 12.6  Waiver.................................................72
         Section 12.7  Governing Law..........................................72
         Section 12.8  Assignment.............................................72
         Section 12.9  Severability...........................................72
         Section 12.10  Enforcement of this Agreement.........................72
         Section 12.11  Incorporation of Exhibits.............................72

EXHIBIT 1 - Amended and Restated Certificate of the Company
EXHIBIT 2 - Indemnification Letter
EXHIBIT 3 - Election Notice
EXHIBIT 4 - Form of Investor Representation Letter
EXHIBIT 5 - Purchaser Representative Certificate

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of July 4, 2000 (this "Agreement"), among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Parent"), Lighthouse Acquisition, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Lighthouse Global Network, Inc., a Delaware corporation (the "Company") (Merger Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").



                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement, the Delaware General Corporation Law (the "DGCL") and such other state laws as may be applicable (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a direct wholly owned subsidiary of Parent;

         WHEREAS, the Merger Sub was organized for the sole purpose of enabling Parent to acquire the Company Stock and Merger Sub has not and will not engage in any activities of any nature which are not solely for the purpose of enabling Parent to acquire the Company Stock;

         WHEREAS, the respective boards of directors of Parent and Merger Sub have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein, and unanimously recommend that their respective shareholders approve the transactions contemplated by this Agreement;

         WHEREAS, the Board of Directors of the Company has unanimously approved this Agreement and the Merger upon the terms and subject to the conditions set forth herein, has determined that it is advisable and in the best interests of its stockholders, and unanimously recommends that its stockholders adopt and approve this Agreement and the Merger;

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"); and

         WHEREAS, to induce Parent and Merger Sub to enter into this Agreement and to consummate the Merger, simultaneously with the execution of this Agreement, certain stockholders of the Company owning, in the aggregate, approximately 86% of the issued and outstanding shares of Class A Common Stock (as defined herein), are entering into an agreement with Parent and Merger Sub (the "Stockholders Agreement") pursuant to which they have agreed, among other things, to vote the shares of Class A Common Stock owned by such stockholders in favor of the adoption and approval of this Agreement and the approval of the Merger.


         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article:

         "Acquisition Agreements" means the agreements set forth on Schedule A attached hereto, pursuant to which the Company has outstanding contingent obligations to issue (i) shares of 6% Preferred Stock (or cash in lieu thereof), whether directly or in exchange for preference shares which may be issuable by Lighthouse Holdings (UK) Limited, and (ii) in the case of the Connect Agreement, 6% Preferred Stock and Class B Common Stock (or in either case, cash in lieu thereof).

         "Admission to the Official List" means admission to the Official List of the UKLA becoming effective pursuant to Rule 7.1 of the Listing Rules;

         "Acquisition Agreement Indemnity" has the meaning set forth in Section 10.7.

         "Admission" means Admission to Trading and Admission to the Official List.

         "Admission to Trading" means admission to trading on the LSE's markets for listed securities becoming effective in accordance with the Standards;

         "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Audited Financial Statement" has the meaning set forth in Section 4.5(a).

         "Amended and Restated Certificate" shall mean the Company's Second Amended and Restated Certificate of Incorporation, as amended, attached hereto as Exhibit 1.

         "Balance Sheet" has the meaning set forth in Section 4.5.

         "Balance Sheet Date" has the meaning set forth in Section 4.5.

         "Blackout Period" has the meaning set forth in Section 7.14(e).

         "business day" means a day other than a Saturday, a Sunday or a day on which banks in New York, New York or London, England are permitted or required by law to close.

         "Certificate" has the meaning set forth in Section 2.5(c)(ii).

         "Certificate of Merger" has the meaning set forth in Section 2.2.

         "Circular" has the meaning set forth in Section 4.7.

         "Class A Common Stock" means the Class A Voting Common Stock, par value $0.0001 per share, of the Company.

         "Class B Common Stock" means the Class B Non-Voting Common Stock, par value $0.0001 per share, of the Company.

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "COC" has the meaning set forth in Section 9.1(h)(i).

         "Code" has the meaning set forth in the fourth WHEREAS clause hereto.

         "Common Stock Certificate" has the meaning set forth in Section 2.5(c)(ii).

         "Common Stock Exchange Ratio" has the meaning set forth in Section 2.4(b).

         "Companies Act" has the meaning set forth in Section 5.2(a).

         "Company" has the meaning set forth in the preamble hereto.

         "Company Common Stock" means the Class A Common Stock and the Class B Common Stock.

         "Company Contract" means each agreement, contract or commitment set forth in Section 4.11 of the Company Disclosure Letter (or required to be set forth in Section 4.11 of the Company Disclosure Letter).

         "Company Disclosure Letter" has the meaning set forth in Section 4.1.

         "Company Financial Statements" has the meaning set forth in Section 4.5(a).

         "Company's Knowledge," "Knowledge of the Company" means the actual knowledge, after reasonable inquiry, of (i) Terence Graunke, Tim Donmoyer, Julian Hanson-Smith, and Kathleen Johnston, with respect to the Company and each Subsidiary and (ii) with respect to each Subsidiary, as applicable, the Chief Executive Officer and Chief Financial Officer of each such Subsidiary.

         "Company Material Adverse Effect" means any condition, change or effect that is materially adverse to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         "Company  Materiality  Terms"  has the  meaning  set  forth in  Section
10.2(c).

         "Company Permits" has the meaning set forth in Section 4.14.

         "Company Stock" means the Class A Common Stock, the Class B Common Stock and the 8% Preferred Stock.

         "Company Stock Plans" has the meaning set forth in Section 4.2(a).

         "Company Stock Rights" has the meaning set forth in Section 2.8(a)(ii).

         "Company Stockholders' Approval" has the meaning set forth in Section 7.3(b).

         "Company Stockholders' Meeting" has the meaning set forth in Section 7.3(b).

         "Connect Agreement" means the Sale and Purchase Agreement dated 21 May 1999 by and among, Propose One (BVI) Limited, Secure One (BVI) Limited, Paul Seligman, Martin Banbury, Lighthouse Holdings, Inc. and Lighthouse (UK) Limited and related Stock Restriction Agreement dated 30 June 1999 and the Put and Call Option Deed, associated therewith.

         "Constituent Corporations" has the meaning set forth in the preamble hereto.

         "Contingent Holder" means any Person that has a contingent right to receive, directly or indirectly, shares of 6% Preferred Stock (or cash in lieu thereof) under the Acquisition Agreements set forth on Schedule A attached hereto and/or, in the case of the Connect Agreement, 6% Preferred Stock and Class B Common Stock (or in either case, cash in lieu thereof).

         "Contingent Payments" has the meaning set forth in Section 2.9(b).

         "Contracts" has the meaning set forth in Section 4.4(a).

         "Conversion Election" means the election by any Contingent Holder to receive Parent Shares in lieu of the 6% Preferred Stock (or cash in lieu thereof) and/or, in the case of the Connect Agreement, 6% Preferred Stock and Class B Common Stock (or in either case, cash in lieu thereof) to which such Contingent Holder would otherwise be entitled under the terms of the relevant Acquisition Agreement.

         "Credit Agreement" means the Credit Agreement, dated July 8, 1999, as amended, among the Company, Lighthouse Holdings (UK) Limited and First Union National Bank, as Administrative Agent.

         "DGCL" has the meaning set forth in the first WHEREAS clause hereto.

         "Disclosure" has the meaning set forth in Section 7.9.

         "Dissenting   Stock"   means  the  Company   Stock  which  is  held  by
stockholders who have properly complied with the provisions of Section 262 of the DGCL with respect to appraisal rights.

         "$" shall mean United States dollars.

         "Effective Time" has the meaning set forth in Section 2.2.

         "8% Payment Shares" means 21,273,149 Parent Shares.

         "8% Preferred Certificate" has the meaning set forth in Section 2.5(c)(i).

         "8% Preferred Stock" means the 8% Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Company.

         "Election Notice" has the meaning set forth in Section 2.9(a).

         "Employee Benefit Plans" has the meaning set forth in Section 4.15(a).

         "Environmental Law" has the meaning set forth in Section 4.19(a).

         "ERISA" has the meaning set forth in Section 4.15(a).

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" has the meaning set forth in Section 2.6(a).

         "Exchange Fund" has the meaning set forth in Section 2.6(a).

         "Exchange Rate" shall mean the average currency exchange rate of pounds sterling to US dollars as published in the Wall Street Journal over the 10 consecutive Trading Days ending one Trading Day immediately preceding the date hereof.

         "Final Orders" has the meaning set forth in Section 9.1(g).

         "Final Prospectus" has the meaning set forth in Section 7.14(b).

         "FS Act" means the Financial Services Act 1986, as amended, of the United Kingdom;


         "FTA" has the meaning set forth in Section 9.1(h)(i).

         "Governmental  or  Regulatory  Authority"  has the meaning set forth in
Section 4.4(a).

         "Holders" means the holders of record of certificates of Company Common Stock as of the Effective Time.

         "HSR Act" has the meaning set forth in Section 4.4(b).

         "Indemnifiable Loss" has the meaning set forth in Section 10.6.

         "Indemnification Agreement" has the meaning set forth in Section 2.6(b)(i).

         "Indemnification Threshold" has the meaning set forth in Section 10.5.

         "Indemnifying Party" has the meaning set forth in Section 10.4(a).

         "Indemnitee" has the meaning set forth in Section 10.4(a).

         "Indemnity Payment" has the meaning set forth in Section 10.6.

         "Intellectual Property" has the meaning set forth in Section 4.18(a).

         "Issuance Obligation" means, with respect to any Person, any outstanding or authorized options, warrants, calls, rights or subscriptions, claims of any character, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, to which such Person is a party or by which it is bound obligating such Person or any Subsidiary of such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of such Person or any of its Subsidiaries or obligating such Person or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.

         "Key Employee" shall mean any officer, manager, account executive or other employee who is the senior person directly responsible for a material client relationship with the Company or any of the Company's Subsidiaries.

         "Laws" has the meaning set forth in Section 4.4(a).

         "Letter of Transmittal" has the meaning set forth in Section 2.6(b)(i).

         "License" has the meaning set forth in Section 4.18(a).

         "Lien" has the meaning set forth in Section 4.2(b).

         "Listing Particulars" has the meaning set forth in Section 4.7.

         "Listing  Rules" means the Listing  Rules made by the UKLA  pursuant to
Part IV of the FS Act, as amended from time to time;

         "Loss" has the meaning set forth in Section 10.2(a).

         "LSE" means London Stock Exchange Limited.

         "Material Subsidiaries" means Bates UK Limited, Diamond Ad Limited, Bates Gruppen AS, Grupo Bates SA, The Communications Group Pty Ltd, Sholz & Friends GmbH, Bates Advertising Holding SA, Bates Advertising USA, Inc. and Healthworld Corporation.

         "Merger" has the meaning set forth in the first WHEREAS clause hereto.

         "Merger Consideration" has the meaning set forth in Section 2.4.

         "Merger Sub" has the meaning set forth in the preamble hereto.

         "Notice" has the meaning set forth in Section 10.4(a).

         "NYSE" means the New York Stock Exchange, Inc.

         "OFT" has the meaning set forth in Section 9.1(h)(i).

         "Orders" shall have the meaning set forth in Section 4.4(a).

         "Parent" has the meaning set forth in the preamble hereto.

         "Parent Disclosure Documents" has the meaning set forth in Section 4.7.

         "Parent Disclosure Letter" has the meaning set forth in Section 5.2(c).

         "Parent Financial Statements" has the meaning set forth in Section 5.5(a).

         "Parent Indemnitee" has the meaning set forth in Section 10.2(a).

         "Parent Indemnitors" has the meaning set forth in Section 10.2(b).

         "Parent's Knowledge", "Knowledge of the Parent" means the actual knowledge with respect to Parent, Michael Bungey, Arthur D'Angelo and the Chief Executive Officer and Chief Financial Officer of each of the Material Subsidiaries.

         "Parent Material Adverse Effect" means any condition, change or effect that is materially adverse to the business, operations or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole.

         "Parent  Materiality  Terms"  has the  meaning  set  forth  in  Section
10.2(c).

         "Parent Permits" has the meaning set forth in Section 5.9.

         "Parent SEC Report" means the most recent Form 20-F filed by Parent.

         "Parent Share Rights" has the meaning set forth in Section 2.8(a)(ii).

         "Parent Share Value" means the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the LSE for each of the 10 consecutive Trading Days ending one Trading Day immediately preceding the date hereof multiplied by (y) the Exchange Rate.

         "Parent Shareholders' Approval" has the meaning set forth in Section 7.3(a).

         "Parent Shareholders' Meeting" has the meaning set forth in Section 7.3(a).

         "Parent Shares" means ordinary voting shares, with a nominal value of UK fifty pence each, of Parent.

         "Permitted Liens" means (i) Liens reserved against in the Company Financial Statements, to the extent so reserved and specifically disclosed, (ii) Liens for Taxes not yet due and payable, (iii) immaterial Liens and (iv) Liens under the Credit Agreement.

         "Person" means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, group or government or other department or agency thereof.

         "Post-Closing Period" means any taxable year (other than a Pre-Closing Period).

         "(pound)" means United Kingdom pounds sterling.

         "Pre-Acquisition Breach" has the meaning set forth in Section 10.2(a).

         "Pre-Closing  Period"  shall  have the  meaning  specified  in  Section
4.17(b).

         "Preferred Election" means the election by any Contingent Holder to retain the contingent right to receive shares of 6% Preferred Stock (or cash in lieu thereof) or, in connection with the Connect Agreement, shares of 6% Preferred Stock and the Class B Common Stock (or in either case, cash in lieu therof) in accordance with the terms of the relevant Acquisition Agreement.

         "Prior Ownership Allocation" means the proportional ownership interests in the Company set forth in Section 4.2(a)(iii) of the Company Disclosure Letter.

         "Prospectus" has the meaning set forth in Section 7.14(h).

         "Registered Securities" has the meaning set forth in Section 7.14(a).

         "Returns" shall have the meaning specified in Section 4.17(a).

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Reports" has the meaning set forth in Section 5.5.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Shelf Registration" has the meaning set forth in Section 7.14(a).

         "6% Preferred Stock" means the 6% Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Company.

         "Skadden Arps" shall have the meaning specified in Section 9.3(c).

         "SOS" has the meaning set forth in Section 9.1(h)(i).

         "Standards" means the Admission and Disclosure Standards published by the LSE.

         "Stock Option" has the meaning set forth in Section 2.8(a)(i).

         "Stockholders Agreement" has the meaning set forth in the fifth WHEREAS clause.

         "Stockholder Indemnitees" has the meaning set forth in Section 10.2(b).

         "Stockholder Indemnitors" has the meaning set forth in Section 10.2(a).

         "Stockholder Indemnitors'  Representative" has the meaning set forth in
Section 10.3(a).

         "Stockholders" has the meaning set forth in Section 7.14(a).

         "Stop order" has the meaning set forth in Section 7.14(g).

         "Subsidiary" of any Person means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Surviving Corporation" has the meaning set forth in Section 2.1.

         "Takeover Proposal" has the meaning set forth in Section 6.2(a).

         "Tax Threshold" has the meaning set forth in Section 10.5.

         "Taxes" shall mean all taxes, assessments, duties, fees, levies or other charges imposed by any governmental authority, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, value added, inheritance, estate, excise, social security, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

         "Termination   Date"  shall  have  the  meaning  specified  in  Section
11.1(b)(i).

         "Trading Day" shall mean any day on which Parent Shares are traded on the LSE.

         "Treasury Regulations" shall mean the temporary and final regulations promulgated pursuant to the Code.


         "Unaudited Financial Statements" has the meaning set forth in Section 4.5(a).

         "U.S. GAAP" means generally accepted accounting principles of the United States applied on a consistent basis by the Company.

         "UKLA"  or  "UK  Listing   Authority"  means  the  Financial   Services
Authority, as the competent authority for listing in the United Kingdom pursuant to the FS Act;

         "UK GAAP" means generally accepted accounting principles in the United Kingdom applied on a consistent basis by Parent.

         "UK Subsidiary" means any Subsidiary of the Company that (i) is incorporated in the United Kingdom or (ii) carries on any trade or business in the United Kingdom.

         "VEBAs" has the meaning set forth in Section 4.15(a).

         "Violation" has the meaning set forth in Section 7.14(h).

         "Voting Debt" has the meaning set forth in Section 4.2(a).


                                   ARTICLE II

                                   THE MERGER

         Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL. Following the Merger, the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), shall succeed to and assume all rights and obligations of Merger Sub and shall continue to be governed by the laws of the State of Delaware with all its rights, privileges, immunities, powers and franchises and shall continue unaffected by the Merger except as set forth in this Article II.

         Section 2.2 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article IX, the Company and Merger Sub will cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

         Section 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

         Section 2.4 Exchange Ratio. Except as provided in clause (a) and (b) of
Section 2.5, at the Effective Time, each share of Company Stock outstanding immediately prior to the Effective Time shall, in accordance with Section 2.5(c), be converted into and shall be canceled in exchange for the right to receive from Parent, a number of Parent Shares determined as set forth below (the "Merger Consideration"):

         (a) for each holder of 8% Preferred Stock, a number of Parent Shares as set forth opposite such holder's name in Section 2.4(a) of the Company Disclosure Letter; and

         (b) for each share of Company Common Stock outstanding as of the Effective Time, 5.2115 Parent Shares (the "Common Stock Exchange Ratio").

         The maximum number of Parent Shares issued pursuant to this Section 2.4 shall not exceed 74,999,965 plus such number of Parent Shares issued in connection with any Stock Options exercised after the date hereof.

         Section 2.5 Conversion and Exchange of Company Stock.  At the Effective
Time:

         (a) Cancellation of Treasury Stock. All shares of Company Stock owned by the Company as treasury stock immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (b) Capital Stock of Merger Sub. Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be canceled and, in consideration of the issuance of Parent Shares as provided by Section 2.4(c), the Surviving Corporation shall issue to Parent such number of shares of common stock of the Surviving Corporation as shall be agreed between Parent and Merger Sub prior to the Effective Time to have an aggregate value equal to the Parent Shares to be issued in the Merger.

         (c) Conversion of Company Stock. (i) Except as provided in clause (a) of this Section 2.5, the shares of 8% Preferred Stock held by each holder of 8% Preferred Stock outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for the right to receive from Parent pursuant to Section 2.5(d), a number of Parent Shares as set forth opposite such holder's name in Section 2.4(a) of the Company Disclosure Letter. At the Effective Time, all shares of 8% Preferred Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (an "8% Preferred Certificate") formerly representing any of such 8% Preferred Stock shall thereafter represent only the right to receive the number of Parent Shares issuable pursuant to this Section 2.5(c) and the right, if any, to receive pursuant to Section 2.6(f) cash in lieu of fractional Parent Shares and any dividend or distribution pursuant to Section 2.6(c), in each case without interest.

         (ii) Except as provided in clause (a) and (b) of this Section 2.5, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for the right to receive from Parent pursuant to Section 2.5(d), a number of Parent Shares equal to the Common Stock Exchange Ratio. At the Effective Time, all Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Common Stock Certificate") formerly representing any of such Company Common Stock shall thereafter represent only the right to receive the number of Parent Shares issuable pursuant to this
Section 2.5(c) and the right, if any, to receive pursuant to Section 2.6(f) cash in lieu of fractional Parent Shares and any dividend or distribution pursuant to
Section 2.6(c), in each case without interest. The 8% Preferred Certificate and the Common Stock Certificate are each sometimes referred to herein as a "Certificate".

         (d) In consideration of the issue to Parent by the Surviving Corporation of shares of common stock of the Surviving Corporation pursuant to
Section 2.5(b), Parent shall issue Parent Shares, in accordance with Section 2.6, for the purpose of giving effect to the delivery of the Merger Consideration referred to in Section 2.5(c).

         (e) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of Company Stock (other than as a result of the exercising of outstanding stock options), or Parent changes the number of Parent Shares, issued and outstanding as a result of a stock split, stock combination, stock dividend, recapitalization, redenomination of share capital or other similar transaction, each Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

         Section 2.6 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Parent shall appoint The Bank of New York or a bank or trust company reasonably acceptable to the Company, as exchange agent (the "Exchange Agent") for the purposes of this Agreement. At the Effective Time, Parent shall allot to each holder of Company Stock who immediately prior to the Effective Time has duly surrendered his Certificate or Certificates of Company Stock beneficially owned by such holder and delivered a duly executed Indemnification Agreement (as defined herein), the Parent Shares to which such holder is entitled pursuant to Section 2.5(c) above. Promptly following the Effective Time, Parent shall issue the Parent Shares so allotted and procure the delivery to such holders of a certificate or certificates representing such Parent Shares, together with the consideration listed in items (B) and (C) of Section 2.6(b)(ii) (such consideration being referred to herein as the "Exchange Fund"). If any Certificate has not been duly surrendered prior to the Effective Time, the Parent shall promptly after due surrender thereof (together with the delivery of a duly executed Indemnification Agreement) at any later time, allot and issue to the holders of such Certificates the Parent Shares to which they are entitled pursuant to Section 2.5(c) and deliver or procure delivery to them of certificates in respect of such Parent Shares, together with the consideration listed in items (B) and (C) of Section 2.6(b)(ii).

         (b) Exchange Procedures. (i) As soon as reasonably practicable after the Effective Time, or at such other time as mutually agreed upon between Parent and the Company, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate immediately prior to the Effective Time whose shares of Company Stock will be converted pursuant to this Article II into the right to receive the Merger Consideration (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon due delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Parent may mutually agree on) (the "Letter of Transmittal") providing instructions for use in effecting the surrender of Certificates in exchange for certificates representing the Parent Shares and cash in lieu of fractional Parent Shares and (y) an agreement to be executed by the holder of record of such Certificate (or such other Person receiving the Merger Consideration in exchange for such Certificate, as provided for in the third sentence of Section 2.6(b)(ii)) in the form of Exhibit 2 attached hereto (the "Indemnification Agreement"). The parties hereto agree that no Person otherwise entitled to receive the Merger Consideration shall be given the Merger Consideration unless and until such Person delivers to the Exchange Agent a validly executed Indemnification Agreement. Notwithstanding anything to the contrary contained herein, each of the parties agrees to use its commercially reasonable efforts to effect the surrender of the Certificates and the issuance of the Parent Shares, in accordance with the terms and conditions of this Agreement, at the Effective Time.

         (ii) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal and the Indemnification Agreement, each duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate or certificates (if the Company Stock is represented by more than one Certificate and the holder of such Company Stock desires to receive a new certificate for each Certificate so surrendered) representing that whole number of Parent Shares (or, subject to compliance with applicable procedures in the United Kingdom, Parent Shares in uncertificated form), (B) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such Parent Shares, and (C) the cash amount payable in lieu of fractional Parent Shares in accordance with Section 2.6(f), in each case which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate or certificates representing that whole number of Parent Shares, plus the cash amount payable in lieu of fractional Parent Shares in accordance with Section 2.6(f) and any dividends or other distributions, if any, may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6(b) and subject to Section 2.6(c), each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the consideration listed in items (A), (B) and (C) of this Section 2.6(b)(ii) as contemplated by this Article II.

         (c) Distributions With Respect To Unexchanged Shares. No dividends or other distributions declared, made or paid after the Effective Time with respect to Parent Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby and no cash payment in lieu of fractional Parent Shares shall be paid to any such holder pursuant to Section 2.6(f) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Parent Shares.
(d)......No  Further  Ownership  Rights In  Company  Stock.  All  Parent  Shares
delivered upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.6(f) or 2.6(c)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the Company Stock represented thereby. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

         (e) Dissenting Stock. Notwithstanding anything in this Agreement to the contrary, those shares of Company Stock which immediately prior to the Effective Time are Dissenting Stock shall not be converted into the right to receive the Merger Consideration as provided in Section 2.4(c) hereof, but the holders of Dissenting Stock shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL from the Company or the Surviving Corporation; provided, however, that, if any such holder shall have failed to perfect or shall withdraw (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time) or lose his right to appraisal and payment in accordance with the DGCL, such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall no longer be Dissenting Stock. The Company (and after the Effective Time, the Surviving Corporation) shall give Parent (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company or the Surviving Corporation, as the case may be, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company (and, after the Effective Time, the Surviving Corporation) will not voluntarily make any payment with respect to any demands for appraisals and will not, without the prior written consent of Parent, settle or offer to settle any such demand, provided however, that notwithstanding anything herein to the contrary, Parent or any of its Affiliates (other than the Surviving Corporation) shall not provide any funds (via loan, capital contributions, or otherwise), solely for the purpose of making the Company's or the Surviving Corporation's payments of consideration to holders of Dissenting Stock.

         (f) No Fractional Shares. No certificate or scrip representing fractional Parent Shares will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional Parent Share interests will not entitle the owner thereof to vote or to any rights of a holder of Parent Shares. In lieu of any such fractional Parent Share, each holder of Certificates who would otherwise have been entitled to a fraction of a Parent Share in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in United States currency in lieu of such fractional Parent Share determined by multiplying (A) Parent Share Value times (B) the fractional Parent Share interest to which such holder would otherwise be entitled.

         (g) Termination Of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to or as directed by Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Parent Shares, any cash in lieu of fractional Parent Shares and any dividends or distributions with respect to Parent Shares. Neither Parent nor the Surviving Corporation shall be liable to any holder of any Certificate for Parent Shares (or dividends or distributions with respect thereto), or cash payable in respect of fractional Parent Shares, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of Parent Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

         (h) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Stock formerly represented thereby, any cash in lieu of fractional Parent Shares, and unpaid dividends and distributions in respect of or Parent Shares deliverable in respect thereof, pursuant to this Agreement.

         Section 2.7 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be. The parties agree that there is no withholding tax under UK tax law.

         Section 2.8 Company Stock Options; Other Stock-Based Plans. (a) Immediately prior to the Effective Time, the board of directors of the Company (or the appropriate committee thereof) shall have adopted such resolutions, taken such actions and obtained any necessary consents as may be required to effect the following:

         (i) adjust or implement, as may be applicable or appropriate, the terms of all outstanding and unexercised stock options to purchase shares of Company Common Stock heretofore granted under the Company Stock Plans (as defined in Section 4.2(a)) or under the agreements set forth in Section 2.8(a)(i) of the Company Disclosure Letter (each, a "Stock Option") and the terms of the Company Stock Plans and the agreements set forth in Section 2.8(a)(i) of the Company Disclosure Letter to provide that at the Effective Time, each Stock Option outstanding and unexercised immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option, Parent Shares where (x) the number of Parent Shares which may be acquired upon exercise of each such Stock Option shall be equal to the number of shares of Company Common Stock that were purchasable under such Stock Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, subject to adjustment as provided in Section 2.5(e), and rounding up to the nearest whole Parent Share and (y) the per Parent Share exercise price under each such Stock Option shall be obtained by dividing the per share exercise price of each such Stock Option by the Common Stock Exchange Ratio and dividing such result by the Exchange Rate, subject to adjustment as provided in Section 2.5(e), and rounding down to the nearest penny. Notwithstanding the foregoing, in the case of any Stock Option to which Section 421 of the Code applies by reason of its qualification under
    Section 422 of the Code ("qualified stock options"), the option price, the number of shares which may be acquired pursuant to such Stock Option and the terms and conditions of exercise of such Stock Option shall be determined in order to comply with Section 424(a) of the Code. Accordingly, with respect to any qualified stock options, the per Parent Share exercise price shall be rounded up to the nearest pence and the number of Parent Shares which may be purchasable shall be rounded down to the nearest Parent Share;

         (ii) except with respect to rights to any Issuance Obligation of the Company and/or its Subsidiaries under any Acquisition Agreement, adjust or implement, as may be applicable or appropriate, the terms of all outstanding stock units, deferred stock awards, stock appreciation rights and other rights to acquire Company Common Stock, restricted stock, or any other interest in respect of Company Common Stock under any Company Stock Plan, program, arrangement or agreement specified in Section 2.8(a) of the Company Disclosure Letter, other than Stock Options ("Company Stock Rights"), to provide that, at the Effective Time, (x) each holder of a Company Stock Right shall be entitled to that number of stock units, deferred stock awards, stock appreciation rights or other corresponding rights, including restricted shares, as the case may be, with respect to Parent Shares ("Parent Share Rights") equal to the number of applicable Company Stock Rights held by such holder immediately prior to the Closing multiplied by the Common Stock Exchange Ratio, on the same terms and conditions as were applicable under such Company Stock Right, as adjusted in accordance with this Section 2.8, subject to adjustment as provided in Section 2.5(e), and rounding up to the nearest whole Parent Share, and (y) the share value on the grant date with respect to each Parent Share Right shall be equal to the share value on the grant date of the corresponding Company Stock Right as in effect immediately prior to the Effective Time, divided by the Common Stock Exchange Ratio and dividing such result by the Exchange Rate, subject to adjustment as provided in Section 2.5(e), and rounding down to the nearest penny; and

         (iii) make such other changes to the Company Stock Plans and any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of, or payment determined by reference to, the capital stock of the Company or any of its subsidiaries as appropriate to give effect to the Merger, subject to approval by Parent.

         (b) As of the Effective Time, Parent agrees to assume all Stock Options and Company Stock Rights in accordance with the terms hereof. If applicable and as soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options and Company Stock Rights appropriate notices setting forth such holders' rights pursuant to the applicable Company Stock Plan, program, arrangement or agreement, and the agreements evidencing the grants of such Stock Options and Company Stock Rights shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8 after giving effect to the Merger). After the Effective Time, Parent shall comply with the terms of the Company Stock Plans and the agreements set forth in
Section 2.8(a)(i) of the Company Disclosure Letter, as adjusted in accordance with Section 2.5(e). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of Stock Options assumed by it in accordance with this Section 2.8. Simultaneously with the Closing, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), which shall cover all of the Parent Shares to be issued upon the exercise of Stock Options assumed by Parent in accordance with this Section 2.8 and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         (c) Except as set forth in Section 2.8(c) of the Company Disclosure Letter, the Company agrees that, on or after the date hereof, it will not grant any stock options, stock appreciation rights, stock units, deferred stock awards or other rights to acquire Company Common Stock or any other interest in Company Common Stock and will not take any action to accelerate the exercisability of Stock Options or Company Stock Rights, and/or permit cash payments to holders of Stock Options or Company Stock Rights with respect to such Stock Options or Company Stock Rights.

         Section 2.9 Conversion/Preferred Election; Procedure. (a) The Company shall deliver to Parent, not less than five days prior to the Effective Time, each election notice validly executed and delivered to the Company by each Contingent Holder, in a form mutually agreed upon by the parties hereto within 10 business days of the date hereof (an "Election Notice") indicating the election by such Contingent Holder of either the Conversion Election or the Preferred Election. Any Contingent Holder who has not submitted an Election Notice shall continue to have the right to receive shares of 6% Preferred Stock (including any rights to cash in lieu thereof to the extent provided for in such Acquisition Agreement) or, in the case of the Connect Agreement, shares of 6% Preferred Stock and Class B Common Stock in accordance with the terms and conditions of the applicable Acquisition Agreement. In connection with the Conversion Election, each share of 6% Preferred Stock shall be converted into and shall be exchanged for the right to receive from Parent, a number of Parent Shares determined by dividing $1,000.00 by the Parent Share Value. In connection with the Connect Agreement, each share of Class B Common Stock shall be converted into and exchanged for the right to receive from Parent a number of Parent Shares equal to the Common Stock Exchange Ratio. No certificate or scrip representing fractional Parent Shares will be issued to the Contingent Holders. In lieu of any such fractional Parent Share, each Contingent Holder who would otherwise have been entitled to a fraction of a Parent Share shall be entitled to receive a cash payment in United States currency in lieu of such fractional Parent Share determined by multiplying (A) Parent Share Value times (B) the fractional Parent Share interest to which such Contingent Holder would otherwise be entitled.

         (b) Parent expressly guarantees, as of the Effective Time, the contingent payment obligations of the Company set forth in each Acquisition Agreement (each, a "Contingent Payment" and collectively, the "Contingent Payments") in accordance with the terms and conditions of such Acquisition Agreement, if and when such payment becomes due. Parent agrees that the form of payment, if any, under each Acquisition Agreement shall be made in accordance with the Election Notice or, absent the submission of an Election Notice, in accordance with the applicable Acquisition Agreement. The parties agree that each Contingent Holder is an intended third party beneficiary of this Agreement (only for purposes of enforcing the obligations assumed by Parent in this Section 2.9). Parent or any of its Affiliates (other than Surviving Corporation) shall not provide funding (via loan, capital contributions or otherwise), solely for the purpose of making the Company's or the Surviving Corporation's in-kind payments (but excluding in-kind payments of Parent Shares) of the Contingent Payments.

         Section 2.10 The Surviving Corporation. (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         (b) The bylaws of the Company as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance therewith or with the Certificate of Incorporation and applicable Law.

         (c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE III

                                   THE CLOSING

         Section 3.1 Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. (New York time) on the third business day after the day on which the last of the conditions set forth in Article IX (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         Section 4.1  Organization,  Standing and Power.  Except as disclosed in
Section 4.1 of the Company Disclosure Letter, the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except for such failures to be in good standing or to have such power and authority, which could not be reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in Section 4.1 of the
Company Disclosure Letter, the Company and each of its Subsidiaries is duly qualified to do business, and is in good standing (with respect to jurisdictions which recognize the concept of good standing), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. No later than five business days prior to the Closing, the Company will have made available to Parent and Merger Sub complete and correct copies of the certificate of incorporation and by-laws of the Company and the comparable governing documents of each of its Subsidiaries, in each case as amended to the date of this Agreement. Other than as set forth in Section 4.1 of the letter dated the date hereof and delivered by the Company to Parent and Merger Sub simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Letter"), the respective certificates of incorporation and by-laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such subsidiaries which cannot be amended by the Company without restriction.

         Section 4.2 Capital Structure. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) nine million two hundred forty-eight thousand six hundred eighty-four (9,248,684) shares of Class A Common Stock, (ii) two million six hundred seventy- two thousand five hundred and fifteen (2,672,515) shares of Class B Common Stock, (iii) one hundred fourteen thousand nine hundred twenty (114,920) shares of 8% Preferred Stock and
(iv) sixty-three thousand (63,000) shares of 6% Preferred Stock. As of the date of this Agreement, (i) (a) 9,215,350.691 shares of Class A Common Stock, (b) 1,094,015 shares of Class B Common Stock and (c) 104,066.58684 shares of 8% Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 58,333 shares of Class A Common Stock were held in the treasury of the Company or by its Subsidiaries and (iii) 1,400,000 shares of Class B Common Stock have been granted as awards or reserved for future issuance pursuant to the Company's 2000 Stock Incentive Plan and 96,000 Class B Common Stock were granted as awards pursuant to the Company's 1999 Stock Option Plan, as amended (collectively, the "Company Stock Plans"). No shares of 6% Preferred Stock are outstanding. As of the date of this Agreement, except (i) as set forth above and (ii) as set forth in Section 4.2(a)(i) of the Company Disclosure Letter, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). As of the date of this Agreement, except for stock options not in excess of 1,500,000 shares of Company Common Stock granted under the Company Stock Plans and as set forth on the Section 4.2(a)(ii) to the Company Disclosure Letter, there are no outstanding Issuance Obligations obligating the Company or any of its Subsidiaries to issue or sell any Company Stock or any capital stock of the Company's Subsidiaries or to grant, extend or enter into any such Issuance Obligation. Section 4.2(a)(iii) of the Company Disclosure Letter sets forth a true and complete list of the record owners of capital stock of the Company as of the date hereof; provided Section 4.2(a)(iii) of the Company Disclosure Letter shall be updated as of the Effective Date to reflect any options exercised on or prior to the Effective Date.

         (b) Section 4.2(b) of the Company Disclosure Letter sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except as set forth in Section 4.2(b) of the Company Disclosure Letter, all of the outstanding capital stock of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly. All of the issued and outstanding shares of capital stock of each Subsidiary held by the Company are validly existing, fully paid and non-assessable. Except as set forth in Section 4.2(b) of the Company Disclosure Letter, no Subsidiary of the Company has outstanding Voting Debt and no Subsidiary of the Company is bound by, obligated under, or party to an Issuance Obligation with respect to any security of the Company or any Subsidiary of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Letter and for Liens (as defined below) under the Credit Agreement, all of such capital stock or ownership interest of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges or other encumbrances of any nature or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided under applicable Federal or State securities laws) (collectively, "Liens").

         (c) Except for the Company's interest in its Subsidiaries, and except as set forth in Section 4.2(c) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity (other than non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business).

         Section 4.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to obtaining the Company Stockholders' Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly unanimously approved by the Board of Directors of the Company, the Board of Directors of the Company has unanimously recommended the approval of this Agreement by the stockholders of the Company and directed that this
Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.4 Non-Contravention; Approvals and Consents. (a) Except as disclosed in Section 4.4(a) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or by-laws (or other comparable charter documents) of the Company or any of its Subsidiaries, or (ii) subject to obtaining the Company Stockholders' Approval and the taking of the actions described in Section 4.4(b), (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y), conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or prevent, materially impair, or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         (b) Except (i) for the filing of a pre-merger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iii) as disclosed in Section 4.4(b) of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or prevent, materially impair or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         Section 4.5 Financial Statements. (a) The Company has heretofore furnished Parent with (i) the audited consolidated balance sheets of the Company as of December 31, 1998 and 1999, together with related consolidated statement of operations, stockholders' equity and cash flows for the twelve months then ended (the "Audited Financial Statements"), together with the reports of Arthur Andersen LLP thereon (the audited consolidated balance sheet as at December 31, 1999 (the "Balance Sheet Date") is hereinafter referred to as the "Balance Sheet"), and (ii) the unaudited consolidated balance sheet as of April 30, 2000, and the related unaudited consolidated statement of operations for the four months then ended (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Company Financial Statements"). Except for normal year-end adjustments and for absence of footnotes with respect to the Unaudited Financial Statements and as set forth on Section 4.5 of the Company Disclosure Letter, the Company Financial Statements, including the footnotes thereto (i) have been prepared in accordance with U.S. GAAP and (ii) fairly present, in all material respects, the financial position of the Company and its Subsidiaries at the respective dates thereof, and the results of the operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods indicated.

         Section 4.6 Absence of Certain Events. Since the Balance Sheet Date and except as disclosed in Section 4.6 of the Company Disclosure Letter, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course consistent with past practices and there has not occurred (i) any change, event, occurrence, transaction or development which could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; (ii) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices; (iii) any amendments or changes in the Certificate of Incorporation or by-laws (or other comparable governing documents) of the Company or any of its Subsidiaries; (iv) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, write-offs of accounts receivable, other than in the ordinary course of the Company's and its Subsidiaries' businesses consistent with past practices; (v) any damage, destruction or loss which, individually or in the aggregate, resulted in or could reasonably be expected to result in a Company Material Adverse Effect;
(vi) any material transaction or entered into any material agreement outside the ordinary course of business which could reasonably be expected to have a Company Material Adverse Effect; (vii) any increase in the compensation of any officer of the Company or any of its Subsidiaries or any general salary or benefits increase to the employees of the Company or any of its Subsidiaries other than in the ordinary course of business; or (viii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company. Except as set forth in Section 4.6 of the Company Disclosure Letter, since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has taken any action specified in clauses (a), (b), (d), (e), (f), (g), (l), (m) and (n), of Section 6.1 of this Agreement.

         Section 4.7 Information Supplied. The information supplied or to be supplied by the Company for inclusion in any filing by Parent with the UKLA and/or the LSE in respect of the Merger (including, without limitation, a Class 1 circular to be issued to shareholders of Parent (the "Circular"), and the listing particulars under Part IV of the FS Act relating to Parent Shares to be issued in the Merger (the "Listing Particulars") (which may be comprised in a single document or two separate documents and which are collectively referred to in this Agreement, together (where the context allows) with any amendments or supplements thereto, the "Parent Disclosure Documents") will, at all relevant times, include all information relating to the Company and its Subsidiaries which is within the Knowledge of the Company (or which it would be reasonable for them to obtain by making inquiries), which, in each case, is reasonably requested by Parent to enable the Parent Disclosure Documents and the parties hereto to comply in all material respects with all United Kingdom statutory and other legal and regulatory provisions (including, without limitation, the Companies Act, the FS Act and the rules and regulations made thereunder, and the rules and requirements of the UKLA and the LSE) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything materially likely to affect the import of such information.

         Section 4.8 Books and Records. Except as set forth on Schedule 4.8 of the Company Disclosure Letter, the respective minute books of the Company and its Subsidiaries, as previously made available to Parent and its representatives, contain reasonable records of all meetings of, and official action taken by (including action taken by written consent) the respective stockholders and Boards of Directors of the Company and each Subsidiary. Except as set forth in Section 4.8 of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company has any of its material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and control of the Company or such Subsidiary.

         Section 4.9 Title to Properties; Encumbrances. Except for properties and assets reflected in the Balance Sheet or as disclosed in Section 4.9 of the Company Disclosure Letter, or acquired since the Balance Sheet Date, which have been sold or otherwise disposed of in the ordinary course of business and for personal properties and assets (tangible and intangible) leased by the Company or its Subsidiaries, the Company and its Subsidiaries have good, valid and marketable title to (a) all of their personal properties and assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto, and
(b) all of the personal properties and assets purchased by the Company and its Subsidiaries since the Balance Sheet Date; in each case free and clear of all Liens other than Permitted Liens. All of the tangible personal property owned by, and material to, the Company and its Subsidiaries and used in their business is in good operating condition and repair, ordinary wear and tear excepted, and, in the aggregate, is adequate and suitable for the purposes for which it is presently being used. Neither the Company nor any of its Subsidiaries owns any real property.

         Section 4.10 Leases. (a) Section 4.10(a) of the Company Disclosure Letter contains an accurate and complete list of all (i) real property leases and (ii) leases to which the Company or any Subsidiary is a party requiring an annual aggregate payment of at least $120,000. The Company has made available to Parent and its counsel true and complete copies of each such lease (including all amendments). Each lease set forth in Section 4.10(a) of the Company Disclosure Letter which has not expired (or required to be set forth in Section 4.10(a) of the Company Disclosure Letter) is in full force and effect; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease on the part of the Company or its Subsidiary party thereto, which cannot be cured without the payment of cash or, to the Knowledge of the Company, any other party thereto. Except as set forth on Section 4.10(a) of the Company Disclosure Letter, the real and personal properties subject to each lease set forth in Section 4.10(a) of the Company Disclosure Letter is in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

         (b) Except as disclosed in Section 4.10(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any actual or contingent liabilities in respect of leasehold properties in the UK not currently occupied by the Company or any Subsidiary in an amount exceeding (pound)50,000 in aggregate.

         Section  4.11  Material  Contracts.  (a) Except as set forth on Section
4.11 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by:

         (i) any agreement, contract or commitment relating to the employment of any Person, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan providing for annual payments of, or benefits having a total annual value to any employee of more than $100,000;

         (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

         (iii) any agreement, contract or commitment relating to capital expenditures other than contracts, agreements or commitments not exceeding $75,000 individually, or $300,000 in the aggregate, except for capital expenditures contained in the 2000 Company Capital Expenditures Budget set forth in Section 4.11(a)(i) of the Company Disclosure Letter;

         (iv) any loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel allowances to the employees of the Company or any of its Subsidiaries), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

         (v) any agreement evidencing indebtedness of the Company or any of its Subsidiaries, including loan and credit agreements, promissory notes and other instruments of indebtedness;

         (vi) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

         (vii) any management service, consulting or any other similar type contract (including any employee lease or outsourcing arrangement) providing for annual payments of more than $100,000;

         (viii) any agreement, contract or commitment limiting the ability of the Company to engage in any line of business or to compete with any Person;

         (ix) any agreement, contract or commitment which involves annual base payments of $150,000 or more and which is not cancelable without penalty within 120 days;

         (x) any agreement, contract or commitment regarding (i) the purchase, sale, lease or disposal of any capital stock or other securities of the Company or any of its Subsidiaries or (ii) the purchase, sale lease or disposal of any assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

         (xi) any agreement, contract or commitment (other than as set forth in item (i) above) with any Affiliate, stockholder or employee of the Company or any of its Subsidiaries (including any officer, director, agent or consultant) other than in the ordinary course of business; or

         (xii) any agreement, contract or commitment outside the ordinary course of business providing for payments of more than $150,000.

         (b) Except as set forth in the Section 4.11(b) of the Company Disclosure Letter, each Company Contract which has not expired in accordance with its terms is valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, other than such failures to be so valid and binding, in full force and effect or enforceable which, could not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in the Section 4.11(b) of the Company Disclosure Letter, there is not under any Company Contract any existing default, or event which, after notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries, or to the Company's Knowledge, any other party, except to the extent such default could not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.12 Accounts Receivable. Except as set forth in Section 4.12 of the Company Disclosure Letter, the accounts receivable of the Company and its Subsidiaries recorded in the Financial Statements have arisen in bona fide arm's length transactions in the ordinary course of business, and all such receivables still outstanding are valid and binding obligations of the account debtors and, to the Company's Knowledge, without counterclaims, set-offs or other defenses.

         Section 4.13 Legal Proceedings. Except as disclosed in Section 4.13 of the Company Disclosure Letter (i) there are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened or, to the Knowledge of the Company, investigations pending or threatened against the Company or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency, regulatory or administrative instrumentality, employment tribunal or other Governmental or Regulatory Authority or any arbitrator or arbitration tribunal, that could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or could prevent, materially impair or materially delay the consummation of the transactions contemplated hereby and (ii) neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any material lawsuit or proceeding.

         Section 4.14 Permits; Compliance with Laws and Orders. Except as set forth in Section 4.14 of the Company Disclosure Letter, (i) the Company and its Subsidiaries hold, all permits, licenses, variances, exceptions, orders and approvals of all Governmental or Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for the failure to hold such Company Permits which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; (ii) the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to comply could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect and
(iii); the businesses of the Company and its Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental or Regulatory Authority, except for violations or possible violations which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. This Section 4.14 shall be deemed not to include representations and warranties with respect to the matters covered in Sections 4.3, 4.4, 4.15, 4.16, 4.17, 4.18, 4.19, 4.23 and 4.24.

         Section 4.15 Employee  Benefit Plans.  (a) List of Plans.  Set forth in
Section 4.15(a) of the Company Disclosure Letter is an accurate and complete list of all domestic and, subject as provided by the final sentence of this
Section  4.15(a),  foreign (i) "employee  benefit  plans," within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), where applicable; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs") under Section 501(c)(9) of the Code, where applicable, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries, including, solely for this purpose and solely for the purpose of all of the representations in this Section 4.15, any predecessors to the Company or to any Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Company and any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code ("Employee Benefit Plans"). In respect of each of the UK Subsidiaries acquired by Lighthouse Holdings (UK) Limited, the details of Employee Benefit Plans as at the date of the relevant Acquisition Agreement disclosed by the Company Disclosure Letter are not incomplete or inaccurate in any material respect as at the date of this Agreement (and as of the Effective Date).

         (b) Status of Plans. Except as set forth in Section 4.15(b) of the Company Disclosure Letter, each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, where applicable, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. Except as set forth in Section 4.15(b) of the Company Disclosure Letter, no complete or partial termination of any Employee Benefit Plan has occurred or, to the Knowledge of the Company, is expected to occur. Except as set forth in Section 4.15(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan except as required or provided by applicable law or in the ordinary course of business consistent with past practice. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code or as required by other applicable law, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. To the Knowledge of the Company, no event has occurred and no condition or circumstance has existed that could reasonably be expected to result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

         (c) No Pension Plans. No Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Within the past six years, neither the Company nor any of its Subsidiaries has maintained or contributed to, or had any obligation to contribute to, any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in
Section 4001(a)(3) of ERISA).

         (d) Liabilities. Except as set forth in Section 4.15(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code except where the failure to comply does not result in a material liability and neither the Company nor any of its Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, except where the failure to meet such requirements does not result in a material liability, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto, except where the failure to meet such requirements does not result in a material liability.

         Except as set forth in Section 4.15(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the Knowledge of the Company, is or may reasonably be expected to be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

         Except as set forth in Section 4.15(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and to the Knowledge of the Company no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any liability.

         Except as set forth in Section 4.15(d) of the Company Disclosure Letter, there are no actions, suits, claims or disputes pending, or, to the Knowledge of the Company, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan, or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims), or any fiduciary (in such capacity) of such plan. Except as set forth in Section 4.15(d) of the Company Disclosure Letter, no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. To the Knowledge of the Company, except as set forth in Section 4.15(d) of the Company Disclosure Letter, no Employee Benefit Plan or any fiduciary thereof (in such capacity) is the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

         (e) Contributions. Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented in this Section 4.15 and have not been materially increased subsequent to the date as of which documents have been provided.

         (f) Tax Qualification. Except as set forth in Section 4.15(f) of the Company Disclosure Letter, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has been determined to be so qualified or exempt by the Internal Revenue Service (or is within the remedial amendment period for submitting an application for a determination letter with the Internal Revenue Service and is awaiting receipt of a response). Each VEBA has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), to the Knowledge of the Company, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

         (g) Transactions. Except as set forth in Section 4.15(g) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Company, other Persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle to which ERISA is applicable, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any material claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

         (h) Triggering Events. Except as set forth in Section 4.15(h) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code, in the case of any Employee Benefit Plan to which such section is applicable), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. Except as set forth in Section 4.15(h) of the Company Disclosure Letter, or, in the case of the UK Subsidiaries, otherwise disclosed in the Company Disclosure Letter, no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

         (i) Documents. The Company has made available to Parent or its counsel true and complete copies of all material documents forming part of each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications;
(iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan or related trust intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all material contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

         (j) Except as set out in section 4.15(j) of the Company Disclosure Letter, no UK Subsidiary has any contractual agreement, which exists for the provision of relevant benefits (as defined in Section 612 of the UK Income and Corporation Taxes Act 1988 ("ICTA")) for any past or present officer or employee of any UK Subsidiary (or predecessor in business of any UK Subsidiary) or for any relative or dependant of any such a person in connection with which any UK Subsidiary is or may become liable to make any payment.

         Section 4.16 Employment Relations and Agreement. (a) Except as could not reasonably be expected to have a Company Material Adverse Effect or as disclosed in Section 4.16(a) of the Company Disclosure Letter, (i) each of the Company and its Subsidiaries is, and at all times has been, in compliance with all Federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not and, to the Knowledge of the Company, has not, engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance exists to the Company's Knowledge, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement or agreement or arrangement with any trade union or staff association is in effect or is currently being negotiated by the Company or any of its Subsidiaries; (vii) no Key Employee of the Company or any of the Company's Subsidiaries has given written notice to the Parent of any plans to terminate his, her or its employment or relationship with the Company or any of the Company's Subsidiaries, and to the Company's Knowledge has not threatened orally or in writing to terminate her, his or its employment or relationship with the Company or any of the Company's Subsidiaries; and
(viii) in the 12 months preceding the date of this Agreement, neither the Company nor any of its Subsidiaries has given notice of redundancies to the Secretary of State or started consultations with a trades union under Chapter II of Part IV of the UK Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply with its obligations under Chapter II of Part IV of that Act; or been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) or failed to comply with a duty to inform and consult under those Regulations.

         (b) Except as set forth in Section 4.16(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any written, or, to the Knowledge of the Company, any oral, employment or severance agreement with any other Person providing for payments of more than $100,000. The executed copies of the employment agreements and similar agreements set forth in Section 4.16(b) of the Company Disclosure Letter are true and correct and such agreements have not since been amended, modified or rescinded except to the extent disclosed to Parent.

         Section  4.17 Taxes.  (a) Tax  Returns.  Except as set forth in Section
4.17 of the Company Disclosure Letter, the Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports for Taxes ("Returns") that are required to be filed as of the date hereof and will so file all Returns that are required to be filed on or prior to the Closing Date. Such Returns have accurately reflected (or in the case of the returns that are not yet due, will accurately reflect) all material liability for Taxes of the Company and its Subsidiaries for the periods covered thereby and all other information presented on such Returns is true, correct and complete in all material respects.

         (b) Payment of Taxes. Except as set forth in Section 4.17 of the Company Disclosure Letter, all material Taxes of the Company and its Subsidiaries for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been or will, prior to the Closing, be timely paid in full or (x) with respect to taxable years or periods (or portions thereof) ending on or prior to December 31, 1999, accrued and fully provided for in accordance with GAAP on the Balance Sheet and (y) with respect to tax periods (or portions thereof) beginning after December 31, 1999, accrued on the books and records of the Company and its Subsidiaries as of the Closing Date in accordance with GAAP or other applicable non-U.S. accounting standards and to the extent not paid when due (i) with respect to Taxes due on or prior to the date hereof, disclosed in writing to Parent prior to the date hereof and (ii) with respect to Taxes due after the date hereof, but on or prior to the Closing Date, disclosed in writing to Parent prior to the Closing Date.

         (c)  Except  as set forth in  Section  4.17 of the  Company  Disclosure
Letter:

         (i) Neither the Company nor any of its Subsidiaries has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality pursuant to which the Company or any of its Subsidiaries may be liable for any Taxes after the Closing, nor has the Company or any of its Subsidiaries received any written notices from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its Subsidiaries.

         (ii) Neither the Company nor any of its Subsidiaries (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries that has not expired, (B) is presently contesting any Tax liability before any court, tribunal or agency or (C) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries.

         (iii) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its Subsidiaries are the only members).

         (iv) All material Taxes which the Company or any of is Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

         (v) No written claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries, as the case may be, is or may be subject to taxation by that jurisdiction.

         (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries or any predecessor or Affiliate thereof (other than such agreements between the Company and wholly-owned Subsidiaries) and any other party (including any predecessors or Affiliates thereof) under which Parent, Merger Sub, the Company or any of its Subsidiaries could be liable for any Taxes or other claims of such other party.

         (vii) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

         (viii) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

         (ix) Neither the Company nor any of its Subsidiaries is a party to any agreement, policy, arrangement, statement, commitment, whether or not legally enforceable, which, as in effect on the date hereof, (either alone or upon the occurrence of any additional or subsequent event) will or may require the Company or any of its Subsidiaries or any Affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

         (x) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (xii) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement or plan that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

         (xiii) The Company and each Subsidiary have delivered or made available to Parent copies of each of the Returns for income Taxes filed on behalf of the Company and each Subsidiary since December 31, 1998, with respect to the Company, and since December 31, 1996, with respect to the Subsidiaries.

         (xiv) No UK Subsidiary has within the previous six years acquired any assets from another UK Subsidiary which was at any relevant time a member of the same group of companies (as defined in Section 170 TCGA 1992) as that of which any UK Subsidiary was also a member or an associated company as defined in
Section 774 ICTA 1988.

         (xv) No UK Subsidiary is, nor will any become, liable to pay, or make reimbursement or indemnity in respect of, any Tax liability (or any amount corresponding to a Tax liability) which is also a Tax liability of another person and which is payable by the UK Subsidiary by virtue of (A) the other person failing to discharge such Tax liability and (B) UK Subsidiary being at any time before Closing a member of the same group as such other person or otherwise connected with or related to such other person for Tax purposes.

         (xvi) No UK Subsidiary has entered into any indemnity, guarantee or covenant under which it has agreed or can be procured to meet or pay a sum equivalent to or by reference to another person's liability to Tax.

         (xvii) No UK Subsidiary is liable, nor has any event or omission occurred in consequence of which a UK Subsidiary could at any time become liable, to make a payment to any Person as a result of the discharge by that Person of any liability of the relevant UK Subsidiary to Tax incurred on or before Closing.

         (xviii) All documents to which any UK Subsidiary is a party and under which the relevant UK Subsidiary has any rights or which form part of such UK Subsidiary's title to any asset owned by it have been duly stamped with the correct amount of stamp duty and any applicable stamp or other duty in respect of such documents has been accounted for and paid and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

         (xiv) Each UK Subsidiary has complied in all respects with the provisions of Part IV Finance Act 1986 (stamp duty reserve tax) and with any regulations made under it and neither it nor any nominee for it is a party to any agreement which falls within the terms of Section 87(1) of that Act (principal charge) and in relation to which the conditions referred to in
Section 92(1) of that Act (repayment or cancellation of Tax) have not been fulfilled.

         (xx) As at 6 April 1999, no UK Subsidiary had unrelieved surplus advance corporation tax, as defined The Corporation Tax (Treatment of Unrelieved Surplus Advance Corporation Tax) Regulations 1999 (SI 1999/358) (the "Shadow ACT Regulations").

         (xxi) No UK Subsidiary has at any time on or after 6 April 1999 been a member of any group (for the purposes of the Shadow ACT Regulations) that had another member which had unrelieved surplus advance corporation tax (as defined in such Regulations) as at 6 April 1999.

         (xxii) No securities (within the meaning of Section 254(1) ICTA 1988) issued by any UK Subsidiary and remaining in issue at the date of this Agreement were issued in circumstances such that the interest or any other amount payable on those securities falls to be treated as a distribution.

         (xxiii) No UK Subsidiary has, within the period of six years preceding Closing, made or received any distribution which is an exempt distribution within Sections 213 to 218(1) (inclusive) ICTA 1988 (demergers).

         (xxiv) No shares in or assets of any UK Subsidiary were acquired by it or (as the case may be) the Company in circumstances such that they have or might become subject to any Inland Revenue charge or continue to be subject to any Inland Revenue charge to which they were subject immediately before such acquisition or such that, if they bad been subject to an Inland Revenue charge immediately before such acquisition, they would have continued to be subject to it.

         Section 4.18 Intellectual Property. (a) Except as set forth on Section 4.18(a) of the Company Disclosure Letter, the Company or its Subsidiaries exclusively owns, free and clear of all Liens (other than Permitted Liens), or is licensed to use, the rights to all domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trade names, company names, copyrights together with any registrations and applications therefor, Internet domain names, net lists, schematics, inventories, technology, trade secrets, proprietary information, know-how, databases, inventions, computer software programs or applications including, without limitation, all object and source codes and tangible or intangible proprietary information or material that are used or necessary in the business of the Company and any of its Subsidiaries as currently conducted (the "Intellectual Property"), except for such Intellectual Property the failure of which to own or license could not reasonably be expected to result in a Company Material Adverse Effect. Section 4.18(a) of the Company Disclosure Letter sets forth: (i) all material patents, patent applications, registered and unregistered trademarks and service marks, trade names, company names, registered copyrights, and any applications therefor, foreign and domestic; and
(ii) all material licenses and other agreements to which the Company or any of its Subsidiaries is a party (the "Licenses") and pursuant to which the Company or any of its Subsidiaries is authorized to use any Intellectual Property and includes the identities of the parties thereto and the applicable royalty and the term thereof. Neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any license or agreement set forth in Section 4.18(a) of the Company Disclosure Letter, except for such losses or violations which could not reasonably be expected to result in a Company Material Adverse Effect.

         (b) Except as set forth on Section 4.18(b) of the Company Disclosure Letter, no claims have been asserted in writing to the Company or any of its Subsidiaries or, to the Knowledge of the Company, are threatened by any Person nor, to the Knowledge of the Company, are there any grounds for any bona fide claims (i) to the effect that the manufacture, sale, use, offer for sale, reproduction, distribution or modification, of any product or process by the Company or any of its Subsidiaries infringes on any copyright, trade secret, trademark, patent or other intellectual property right of any Person, (ii) that, if sustained, could reasonably be expected to materially adversely affect the interests of the Company or any of its Subsidiaries in any Intellectual Property, or (iii) challenging the ownership, validity or enforceability of any of the Intellectual Property. All patents and all registered trademarks and service marks set forth in Section 4.18(a) of the Company Disclosure Letter and all copyrights held by the Company or any of its Subsidiaries are valid, enforceable and subsisting, except for such failure to be valid and enforceable or subsisting that could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, there is not and, to the Knowledge of the Company, there has not been any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any Person, including, without limitation, any employee or former employee.

         (c) The operation of the Company as of the Effective Time shall require no rights under Intellectual Property other than the rights under Intellectual Property owned by the Company and rights granted to the Company pursuant to the Licenses.

         Section 4.19 Environmental Laws and Regulations. (a) For purposes of this section, "Environmental Law" shall mean any Federal, state or local law, statute, rule, regulation, order or other requirement of law relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic, or any similar term, under such Environmental Law.

         (b) Except as could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or set forth in Section
4.19 of the Company Disclosure Letter, (i) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and has obtained, and is in material compliance with, all permits required under applicable Environmental Laws, (ii) neither the Company nor any of its Subsidiaries has received any written notice of any proceedings or actions by any governmental authority or other Person pending or, to the Knowledge of the Company, threatened against the Company, or any of its Subsidiaries under any Environmental Law, and (iii) there are no facts, circumstances or conditions relating to the business or operations of the Company or any of its Subsidiaries, or to any real property at any time owned, leased or operated by the Company or any of its Subsidiaries, that could reasonably be expected to give rise to any claim, proceeding or action against the Company, or any of its Subsidiaries or to any liability of the Company or any of its Subsidiaries, under any Environmental Law.

         Section 4.20 Liabilities. Except for matters reflected or reserved against in the Balance Sheet or as disclosed in Section 4.20 of the Company Disclosure Letter, neither Company nor any of its Subsidiaries had at such date, or has incurred since that date, any material liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), except liabilities or obligations (i) which were incurred subsequent to the Balance Sheet Date, in the ordinary course of business consistent with past practice or (ii) which have not been, and could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 4.21 Insurance. (a) Set forth on Section 4.21(a) of the Company Disclosure Letter is an accurate and complete list of insurance policies which the Company and its Subsidiaries maintain with respect to their businesses, properties or employees and the Company has made available to Parent true and complete copies of each such insurance policy. Such policies are in full force and effect and, to the Knowledge of the Company, are free from any right of termination on the part of the insurance carriers. Such policies are in the amounts and types of coverage that are customarily carried by companies similarly situated and by companies engaged in similar businesses. Since January 1, 1999, there has not been any material adverse change in the Company's relationship with its insurers or in the premiums payable pursuant to such policies.

         (b) Set forth on Section 4.21(b) of the Company Disclosure Letter is an accurate and complete list of all claims made by the Company or any of its Subsidiaries to its insurance carriers since the later of (i) January 1, 1999 and (ii) the date of the acquisition of the Subsidiary and the Company.

         Section 4.22 Acquisition Agreement Payments. The consummation of the transactions contemplated by this Agreement will not result in an acceleration of the Contingent Payments.

         Section 4.23 Voting Requirements. The affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock (voting as one class, with each share of Class A Common Stock having one (1) vote) entitled to be cast approving this Agreement and the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated by this Agreement.

         Section 4.24 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of the Company has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries, their Affiliates, the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby from Section 203 of the DGCL. No other state takeover statutes and no charter or by-law provisions are applicable to the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

         Section 4.25 Brokers. No broker, investment banker or other Person, other than Lazard Freres & Co. LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true and correct copy of the engagement letter of Lazard Freres & Co. LLC as in effect on the date hereof has been delivered to Parent.

         Section 4.26 No Other Representations or Warranties. Subject to Section
10.10 with respect to claims for fraud and except for the representations and warranties contained in this Agreement, the Company makes no representation or warranty, expressed or implied, written or oral, and the Company hereby to the maximum extent permitted by applicable law disclaims any such representation or warranty (including without limitation any warranty of merchantability or of fitness for a particular purpose), whether by the Company, its Subsidiaries, their Affiliates or any of their officers, directors, employees, agents or representatives or any other Person, with respect to the Company or its Subsidiaries or the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Parent or Merger Sub, any Affiliate of Parent or Merger Sub or any of their officers, directors, employees, agents or representatives or any other Person of any documentation or other information by the Company or its Subsidiaries or any of their Affiliates, officers, directors, employees, agents or representatives or any other Person with respect to any one or more of the foregoing.

         Section 4.27 Customers. Except as could not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have not received any written notice, nor does the Company have any Knowledge, that any of the top five customers of the Company and its Subsidiaries (determined on a consolidated basis by revenues) (i) have ceased, or will cease, to use products, goods and services of the Company or its Subsidiaries or (ii) have materially reduced, or will materially reduce, the use of products, goods or services of the Company or its Subsidiaries.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         Section 5.1 Organization and Qualification. Each of Merger Sub, Parent and Parent's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, operate and lease its assets and properties, except for such failures to be so existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) or to have such power and authority which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Merger Sub and Parent's Material Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions which recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing, admission or good standing necessary, except for such failures to be so qualified or in good standing (with respect to jurisdictions which recognize the concept of good standing) which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Parent has previously delivered to the Company correct and complete copies of the memorandum and articles of association and by-laws (or other comparable charter documents) of Parent and Merger Sub.

         Section 5.2 Share Capital. (a) The authorized share capital of Parent consists solely of (i) 416,000,000 Parent Shares, of which 277,218,378 shares were issued and outstanding as of June 27, 2000. All of the issued Parent Shares are, and all Parent Shares to be issued as the Merger Consideration pursuant to
Section 2.5(c) will be, upon issuance, duly authorized, validly issued and fully paid and voting, and no class of shares is entitled to preemptive rights, except as provided in Section 89 of the Companies Act 1985 of Great Britain (the "Companies Act").

         (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all Liens.

         (c) Except as disclosed in the Parent SEC Report or Section 5.2(c) of the letter dated the date hereof and delivered by Parent and Merger Sub to the Company simultaneously with the execution and delivery of this Agreement (the "Parent Disclosure Letter"), as of July 4, 2000 there are no (i) outstanding Issuance Obligations obligating Merger Sub, Parent or any of its Subsidiaries to issue or sell any Parent Shares or capital stock of Merger Sub or any of Parent's Material Subsidiaries or to grant, extend or enter into any such
Issuance  Obligation  (ii)  Voting  Debt  of  Parent  or  any  of  its  Material
Subsidiaries or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which Parent, Merger Sub or any of Parent's Material Subsidiaries is a party with respect to the voting of or the right to participate in dividends or other earnings in respect of any shares of Merger Sub, Parent or any of Parent's Material Subsidiaries.

         (d) Except as set forth in the Parent SEC Report or Section 5.2(d) of the Parent Disclosure Letter, all of the outstanding capital stock of, or ownership interests in, each Material Subsidiary of Parent is owned by Parent, directly or indirectly. All of the issued and capital stock of each Material Subsidiary is validly existing, fully paid and non-assessable. Except as set forth in the Parent SEC Report or Section 5.2(d) of the Parent Disclosure
Letter, no Material Subsidiary of Parent has outstanding Voting Debt and no Material Subsidiary of Parent is bound by, obligated under, or party to an Issuance Obligation with respect to any security of Parent or any Material Subsidiary of Parent. Except as set forth in the Parent SEC Report or Section 5.2(d) of the Parent Disclosure Letter, all of such capital stock or ownership interest is owned by Parent, directly or indirectly, free and clear of all Liens(other than Permitted Liens).

         Section 5.3 Authority Relative to this Agreement. Each of Parent and Merger Sub has full power and authority to enter into this Agreement, and, subject to obtaining the Parent Shareholders' Approval (as defined in Section 7.3(a)), to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent and Merger Sub. The Board of Directors of Parent has passed a resolution declaring the advisability of the Merger and resolving that the Merger be submitted for consideration by the shareholders of Parent. No other corporate proceedings on the part of Parent or Merger Sub or their shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent or Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, other than obtaining the Parent Shareholders' Approval. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.4 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the memorandum or articles of association or by-laws (or other comparable charter documents) of Parent or any of its Material Subsidiaries or (ii) subject to the obtaining of the Parent Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

         (b) Except (i) for the filing of a pre-merger notification report by Parent under the HSR Act, (ii) for the filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) for the filings with, notices to, and approvals of, the UKLA and the LSE and (v) as disclosed in
Section 5.4(b) of the Parent Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its obligations hereunder or the consummation of the transactions contemplated hereby other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

         Section 5.5 SEC Reports and Financial Statements. Parent has delivered or made available to the Company a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Parent with the SEC and each biannual report distributed by Parent to its shareholders since December 31, 1997 (as such documents have since the time of their filing been amended or supplemented, the "SEC Reports"), which are all the documents (other than preliminary materials) that Parent was required to file with the SEC since such date. As of their respective dates, the SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the SEC Reports (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with UK GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and its consolidated Subsidiaries)) the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. The related notes reconciling to United States generally accepted accounting principles such consolidated financial statements comply in all material respects with the requirements of the SEC applicable to such reconciliation.

         Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Report, or Section 5.6 of the Parent Disclosure Letter, between December 31, 1999 and the date of this Agreement (a) there has not been
(i) any change, event, occurrence or development having, or that could reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect; (ii) any material change by Parent or any of its Material Subsidiaries in its accounting methods, principles or practices; (iii) any damage, destruction or loss which individually or in the aggregate, resulted in or could reasonably be expected to result in a Material Adverse Effect; and
(iv) any event pursuant to which Parent or any of its Material Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business which could reasonably be expected to have a Parent Material Adverse Effect; and (b) Parent and its Material Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice.

         Section 5.7 Legal Proceedings. Except as disclosed in the Parent SEC Reports or in Section 5.7 of the Parent Disclosure Letter, (i) there are no investigations, actions, suits or proceedings pending or, to the knowledge of Parent, threatened against, nor, to the knowledge of Parent, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against Parent or any of its Subsidiaries or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Parent nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could reasonably be expected to have a Parent Material Adverse Effect or prevent, materially impair or materially delay the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

         Section 5.8 Information Supplied. The Parent Disclosure Documents will, at all relevant times, include all information relating to Parent and its Subsidiaries which is required to enable the Parent Disclosure Documents and the parties hereto to comply in all material respects with all applicable United Kingdom statutory and other legal and regulatory provisions (including, without limitation, the Companies Act, the FS Act, the Listing Rules and the Standards) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material which is likely to affect the import of such information; provided, however, no representation is made by Parent or Merger Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein.

         Section 5.9 Permits; Compliance with Laws and Orders. Parent and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such Parent Permits which, individually or in the aggregate, are not having and could not reasonably be expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except failures so to comply which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Report, neither Parent nor its Subsidiaries are in violation of or default under any law, ordinance or regulation or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 5.9 of the Parent Disclosure Letter, no investigation or review by any Governmental or Regulatory Authority with respect to the Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental or Regulatory Authority indicated an intention to conduct the same, other than, in each case, those which could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. This Section 5.9 shall be deemed not to include representations and warranties with respect to the matters covered in Sections 5.3, 5.4, 5.11 and 5.16.

         Section 5.10 Compliance with Agreements. Except as disclosed in the Parent SEC Report or Section 5.10 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could reasonably be expected to result in a default under, (i) the memorandum or articles of association (or other comparable charter documents) of Parent or any of its material Subsidiaries or (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of its assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.11 Vote Required. The only votes of the holders of any class of shares of Parent required to approve the Merger and the other transactions contemplated hereby is the affirmative vote of a majority of such ordinary shareholders of Parent as (being entitled to do so) are present and vote (or, in the case of a vote taken on a poll, the affirmative vote by shareholders or their proxies representing a majority of the Parent Shares in respect of which votes were validly exercised) at the Parent Shareholders Meeting in relation to the approval of the Merger.

         Section 5.12 Business of Merger Sub. Merger Sub was organized on May 31, 2000 solely for the purpose of enabling Parent to acquire the Company Stock (including the transactions provided in this Agreement) and has not engaged in any business or activities of any nature since it was incorporated. During the period from the date of this Agreement through the Effective Time, Merger Sub shall not engage in any business or any activities of any nature which are not solely for the purpose of enabling Parent to acquire Company Stock and provided in or contemplated by this Agreement.

         Section 5.13 Brokers. No broker, investment banker or other Person, other than UBS Warburg LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

         Section 5.14 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet as at December 31, 1999 or as disclosed in Section 5.14 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries had at such date, or has incurred since that date, any material liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 5.15 Contracts. Except as set forth in Section 5.15 of the Parent Disclosure Letter, neither Parent nor its Subsidiaries is a party to, or has any obligation under, any Contract which contains any covenant currently or prospectively limiting the freedom of Parent or any of its Subsidiaries to engage in any line of business or to compete with any entity, except to the extent such limitations could not reasonably be expected to have a Parent Material Adverse Effect. All Contracts to which Parent or any of its Material Subsidiaries is a party or by which any of their respective assets is bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, other than such failures to be so valid and binding, in full force and effect or enforceable which could not reasonably be expected to, either individually or in the aggregate, have a Parent Material Adverse Effect. There is not under any such Contract any existing default or event which, after notice or lapse of time, or both, would constitute a default by Parent or any of its Material Subsidiaries or, to Parent's knowledge, any other party, except to the extent such default could not reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.16 Taxes. Except as disclosed in Section 5.16 of the Parent Disclosure Letter, Parent and each Material Subsidiary (i) has timely filed or will timely file all material Tax Returns required to be filed and such Returns are and will be true, correct and complete in all material respects and (ii) all material Taxes of the Parent and each Subsidiary which are due and payable for all Pre-Closing Periods have been or will be, prior to Closing, timely paid in full or reflected in accordance with UK GAAP on the Parent Financial Statements. Parent and each Material Subsidiary has withheld or collected all material Taxes they were required to withhold and collect, and have timely paid to the proper authorities such Taxes withheld or collected to the extent due and payable. Parent, or one or more of its "qualified subsidiaries" or "qualified partnerships" within the meaning of Treasury Regulations Section 1.367-3(c)(5) will have been engaged in an active trade or business outside the United States, within the meaning of Treasury Regulations Section 1.367(a)-2T(b)(2) and (3), for the entire previous 36-month period immediately preceding the Merger. Parent (and, if applicable, its qualified subsidiary or qualified partnership engaged in such active trade or business) does not have and will not have as of the Effective Time an intention to substantially dispose of or discontinue such active trade or business. As of the date hereof (and as of the Effective Time), the fair market value of Parent is (and will be) at least equal to the fair market value of the Company. For purposes of the preceding sentence, the fair market value of Parent will be determined under Treasury Regulation Section 1.367(a)-3(c)(3)(iii)(B). As of the date hereof (and as of the Effective Time), other than pursuant to this Agreement, neither Parent nor any corporation related to Parent or Affiliates or Subsidiaries of the Parent owns or will own beneficially or of record any shares of Company stock or other securities, options, warrants or instruments giving the holder thereof the right to acquire Company stock or other securities issued by Company. As of the date hereof (and as of the Effective Time), Merger Sub has (and will have) no liabilities (other than as arise pursuant to the terms of this Agreement) that will be assumed by the Company, and Merger Sub will not transfer any assets to the Company in the Merger that are subject to any liabilities.

         Section 5.17 Ownership of Company Stock; Reorganization. None of Parent, Merger Sub or any Subsidiary of Parent or Merger Sub (i) own any shares of Company Stock; (ii) will acquire any shares of Company Stock other than as a result of the Merger or (iii) has taken any action or knows of any fact, agreement, plan or other circumstances that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 5.18 No Other Representations or Warranties. Subject to Section
10.10 with respect to claims for fraud and except for the representations and warranties contained in this Agreement, Parent and Merger Sub make no representation or warranty, expressed or implied, written or oral, and Parent and Merger Sub hereby to the maximum extent permitted by applicable law disclaim any such representation or warranty (including without limitation any warranty of merchantability or of fitness for a particular purpose), whether by Parent, its Subsidiaries (including Merger Sub), their Affiliates or any of their officers, directors, employees, agents or representatives or any other Person, with respect to Parent or Merger Sub or the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the Company, any Affiliate of the Company or any of their officers, directors, employees, agents or representatives or any other Person of any documentation or other information by Parent or its Subsidiaries (including Merger Sub) or any of their Affiliates, officers, directors, employees, agents or representatives or any other Person with respect to any one or more of the foregoing.

         Section 5.19 Customers. Except as could not reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries have not received any written notice, nor does Parent have any knowledge, that any of the top five customers of Parent (determined on a consolidated basis by revenues)
(i) have ceased, or will cease, to use products, goods and services of Parent or its Subsidiaries or (ii) have materially reduced, or will materially reduce, the use of products, goods or services of Parent or its Subsidiaries.


                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 6.1 Conduct of Business by the Company Pending the Merger. Except as otherwise expressly contemplated by this Agreement or as described in
Section 6.1 of the Company Disclosure Letter, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to carry on their respective businesses in, and not enter into any material transaction other than in accordance with the regular and ordinary course, preserve intact their current business organizations, and, to the extent consistent therewith, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and, except as otherwise expressly contemplated by this Agreement or as described in
Section 6.1 of the Company Disclosure Letter, during the period from the date of this Agreement through the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

         (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to stockholders of the Company in their capacity as such, other than dividends payable to the Company declared by any of the Company's Subsidiaries, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge (other than Permitted Liens), dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of the Company, the issuance of Company Common Stock during the period from the date of this Agreement through the Effective Time upon the exercise of Stock Options outstanding (as set forth in Section 4.2(a)) on the date of this Agreement in accordance with their current terms) or enter into any agreement or contract with respect to the sale or issuance of any of its securities;

         (c) except with respect to amendments to the certificate of incorporation of the Company set forth on Section 6.1(c) of the Company Disclosure Letter, amend its certificate of incorporation or by-laws or amend the certificate of incorporation and by-laws (or other organizational documents) of any of its Subsidiaries;

         (d) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business consistent with past practice);

         (e) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

         (f) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for (i) borrowings or guarantees incurred in the ordinary course of business consistent with past practice for working capital purposes, or (ii) indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company, in the ordinary course of business consistent with past practice or make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly-owned Subsidiary of the Company and other than in the ordinary course of business consistent with past practice;

         (g) alter through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of the Company or any of its Subsidiaries of the Company or adopt any plan with respect to any of the foregoing;

         (h) grant any severance or termination pay not currently required to be paid under existing severance plans, enter into or adopt, or amend any existing, severance plan, agreement or arrangement or, other than in the ordinary course of business or as required by applicable law, enter into or amend any employee benefit plan (including without limitation, the Company Stock Plan), or enter into or amend any employment or consulting agreement which involves (i) annual base payments of $150,000 or more and (ii) a term of at least one year;

         (i) except for capital expenditures contained in the 2000 Capital Expenditure Plan, enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of $75,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of $300,000, in the aggregate;

         (j) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, provided, that with respect to employees that are not executive officers or directors of the Company, the Company may increase compensation associated with promotions and regular reviews in the ordinary course of business consistent with past practice;

         (k) agree to the settlement of any material claim or litigation;

         (l) make or rescind any material tax election or settle or compromise any material tax liability that would or may materially increase the liability of the Company or any of its Subsidiaries for any period;

         (m) make any material change in its method of accounting except as required by applicable law or U.S. GAAP;

         (n) except as required under the Company Stock Plan and as otherwise provided in this Agreement, take any action to accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

         (o) other than items covered by paragraph (k) above, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (B) of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Company Financial Statements (or the notes thereto);

         (p) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

         (q) materially amend or terminate any material contract to which it is a party or waive any of its material rights or claims except in the ordinary course of business consistent with past practice; or

         (r) agree, in writing or otherwise, to take any of the foregoing actions.

         Section 6.2 No Solicitation. (a) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, take (and the Company shall not authorize or permit its, or its Subsidiaries', officers, directors, employees, financial advisors, attorneys and other advisors, representatives and agents) any action to (i) solicit, facilitate, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or (iii) participate in any way in any discussions or negotiations regarding, or furnish to any Person (other than Parent or Merger Sub) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. "Takeover Proposal" shall mean any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving the Company or any of its Subsidiaries or the Parent, as applicable.

         (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors or such committee of the Merger and this Agreement or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal.

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, promptly after receipt thereof, the Company shall advise Parent in writing of any request for information or any Takeover Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Takeover Proposal.

         (d) Immediately following the execution of this Agreement, the Company will cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal and request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

         Section 6.3 Third Party Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, (i) the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement regarding a Takeover Proposal to which the Company is a party (other than any involving Parent), and (ii) the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1 Access to Information. Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, afford to the other party, and to the other party's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably request during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning its business, properties, clients and Personnel as Parent may reasonably request.

         Section 7.2 Actions for Compliance with Securities Laws. As soon as practicable after the date of this Agreement, Parent and the Company shall prepare the private placement memorandum and shall take any other commercially reasonable action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Parent is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Shares in connection with the Merger.

         Section 7.3 Approval of Shareholders. (a) As soon as reasonably practicable after the date hereof, Parent shall, through its Board of Directors, duly call, give notice of, convene and hold an extraordinary general meeting of its shareholders (the "Parent Shareholders' Meeting"), for the purpose of voting to approve the Merger in accordance with this Agreement and any resolutions necessary or appropriate to enable Parent to implement the same (the "Parent Shareholders' Approval"). Unless the Board of Directors of Parent, based upon the advice of their independent professional advisors, including legal advisors, determines in good faith that making such recommendation, or failing to amend, modify or withdraw any previously made recommendation, could reasonably be expected to result in a breach of their fiduciary duties to shareholders imposed by law, Parent shall include in the Circular the recommendation of the Board of Directors of Parent that the shareholders of Parent approve such matters, and shall use its commercially reasonable efforts to obtain such approval. In connection with the Parent Shareholders' Meeting, subject to applicable law, (i) Parent shall, as soon as practicable after the date of this Agreement and in accordance with the Listing Rules, prepare and submit to the UKLA for approval the Circular and Listing Particulars, and shall use its commercially reasonable efforts to have such documents formally approved by the UKLA and shall thereafter publish the Circular and the Listing Particulars and dispatch the Circular and Listing Particulars to its shareholders in compliance with all legal requirements applicable to the Parent Shareholders' Meeting and the Listing Rules and (ii) if necessary thereafter, promptly publish or circulate amended, supplemental or supplemented materials and, if required in connection therewith, resolicit votes. Parent shall give the Company and its counsel the opportunity to review the Circular and the Listing Particulars before the same is published. The Company agrees to cooperate with Parent in the preparation of the Parent Disclosure Documents including providing such information with respect to the Company and its Subsidiaries as may be reasonably required to be disclosed therein.

         (b) The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting on the approval of the Merger in accordance with this Agreement (the "Company Stockholders' Meeting") as soon as reasonably practicable after the date hereof. In lieu of the Company Stockholders' Meeting, the Company may provide a duly authorized written consent of its stockholders in accordance with
Section 228 of the Delaware General Corporation Law. The Company shall, through its Board of Directors, include in any materials delivered to the stockholders of the Company the recommendation of the Board of Directors of the Company that the stockholders of the Company approve such matters, and shall use its commercially reasonable efforts to obtain such approval (the "Company Stockholders' Approval").

         Section 7.4 Contingent Payments . Notwithstanding anything to the contrary contained herein, Parent agrees that any shares of stock of the Company issued to the Contingent Holders shall have the right to vote in all matters subject to the general vote of the stockholders of the Company.

         Section 7.5 INTENTIONALLY LEFT BLANK.

         Section 7.6 Admission of Parent Shares. Parent shall use its commercially reasonable efforts, and the Company shall cooperate in respect thereto, to procure the Admission of the Parent Shares to be issued pursuant to the Merger on the date of the Effective Time; and to procure the Admission of all other Parent Shares to be issued pursuant to this Agreement on the date on which such shares are issued.

         Section 7.7 Fees and Expenses. (a) Subject to Section 7.7(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, (including the payment by Parent of any filing fee associated with the HSR Act) except as expressly set forth in this Agreement.

         (b) In the event that this Agreement is terminated and the Merger is not consummated solely as a result of the (i) failure of Parent to receive the Parent Shareholders' Approval, (ii) failure of the Parent board of directors to recommend the Merger, (iii) failure of Parent to publish the Circular or the Listing Particulars or any required supplement thereto or (iv) failure of Parent to receive approval of the Listing Particulars, Parent shall pay to the Company $2 million.

         (c) Parent shall make any payments due under Section 7.7(b) above promptly (and in any event within five days of receipt by Parent of written notice from the Company) by wire transfer of immediately available funds to an account designated by the Company.

         Section 7.8 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (a) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, including without limitation, all filings under the HSR Act) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from or to avoid an action or proceeding by any Governmental Entity, (b) obtaining all necessary consents, approvals or waivers from third parties, (c) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.

         Section 7.9 Public Announcements. Except as and to the extent required by applicable law or regulations, including without limitation the Listing Rules and the Standards, without the prior written consent of the other party, none of the Company, Parent or their respective Subsidiaries will, and each will direct its officers, directors, employees, agents, attorneys, accountants, consultants and financial advisors not to, make, directly or indirectly, any public comment, statement, or communication (each, a "Disclosure") with respect to this Agreement or the transactions contemplated by this Agreement. The Company and Parent shall mutually agree upon the form and content of any Disclosure that may be made with respect to this Agreement or the transactions contemplated by this Agreement and, except as required by law or regulation, or by the UKLA or the LSE, no such Disclosure shall be made unless mutually agreed upon by the parties hereto.

         Section 7.10 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers, directors, employees and agents of the Company and of its Subsidiaries to the full extent such Persons have been indemnified by the Company pursuant to the Company's Certificate of Incorporation and by-laws as in effect as of the date hereof for acts and omissions occurring at or prior to the Effective Time and shall advance expenses on the terms provided therein. The parties hereto agree that the officers, directors, employees and agents of the Company and its Subsidiaries covered by such indemnification are intended to be third-party beneficiaries under this Section 7.10 and shall have the right to enforce the obligations of Parent and the Surviving Corporation under this Section 7.10.

         (b) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, for the benefit of the Company's current directors and officers, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 1.50 times the last annual premium paid prior to the date hereof, but in such case shall purchase as much of such coverage as possible for such amount.

         Section 7.11 Companies Act Section 103. Parent shall comply with its obligations under Section 103 of the Companies Act (to the extent applicable) in relation to the allotment of any Parent Shares to be issued pursuant to this Agreement.

         Section 7.12 Dividends, Distributions and Issuances. During the period from the date of this Agreement through the Effective Time, Parent shall not (i) declare, set aside or pay any extraordinary dividends on, or make any other extraordinary distributions in respect of, any of its capital stock, except for ordinary cash dividends on Parent Shares consistent with past practice, or (ii) split, combine or reclassify or otherwise materially alter the Parent Shares.

         Section 7.13 Employee Benefit Plans. Parent agrees that, for a period of at least 2 years following the Closing Date, it shall, or it shall cause its Subsidiaries to, provide the eligible employees of the Company and its Subsidiaries with employee compensation and benefit plans, programs and policies that will provide a level of benefits to eligible employees of the Companies and its Subsidiaries that are, as the of the Effective Time, substantially comparable in the aggregate to the level of benefits received by the applicable United States or United Kingdom employees of the Parent who are of similar position or rank as the eligible employees of the Company and its Subsidiaries.

         Section 7.14 Registration Rights. (a) Parent shall, within 5 Business Days following the Closing, use its reasonable best efforts to prepare and file a "shelf" registration statement (a "Shelf Registration") covering the resale of the Parent Shares to be issued to each of the stockholders of the Company (the "Stockholders") at the Closing, and thereafter Parent shall use its reasonable best efforts to cause such registration statement to become effective, and (ii) Parent shall use its reasonable best efforts to keep the Shelf Registration continuously effective until the earlier of such time as all of such shares have been disposed of or two years after the Effective Time. Parent will use its reasonable best efforts to effect such qualifications under applicable Blue Sky or other state securities laws as may be reasonably requested by the Stockholders (provided that Parent shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate the sale or other distribution of the Parent Shares to be registered hereunder (the "Registered Securities"). In connection with the Shelf Registration, each Stockholder will furnish to Parent in writing such information as Parent reasonably requests for use in connection with the Shelf Registration or the Final Prospectus (defined below).

         (b) Subject to the other provisions of Section 7.14, each Stockholder agrees that he or it will only make offers to sell and sell Registered Securities with a final prospectus ("Final Prospectus") which is part of the effective Shelf Registration or pursuant to another applicable exemption from registration.

         (c) Parent shall furnish to each Stockholder such number of copies of the Final Prospectus and any amendment or supplement thereto as the Stockholder may reasonably request in order to effect the sale of the Registered Securities to be offered and sold by the Stockholder, but only while the Parent is required to cause the Shelf Registration to remain current.

         (d) Parent shall afford the Stockholders and their representatives the opportunity at reasonable times and in a reasonable manner to make such reasonable examination and inquire into the financial condition and business of Parent and its affiliates as the Stockholders' counsel may deem necessary or prudent in connection with the preparation of the Shelf Registration.

         (e) Anything in this Agreement to the contrary notwithstanding, Parent shall be entitled at any time after December 2000 to postpone for one 90 day period in any 365 day period (a "Blackout Period") the filing of any amendments or supplements that Parent reasonably determines are required for the Shelf Registration or Final Prospectus to comply with all applicable securities laws if Parent reasonably determines that any such filing would impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving Parent or any of' its Affiliates, or require disclosure of material information which Parent has a bona fide business purpose for preserving as confidential. Upon notice by Parent to the Stockholders of such determination, each of the Stockholders covenants that he or it shall (i) keep the fact of any such notice strictly confidential, (ii) promptly halt any offer, sale, trading or transfer by him or it or any of his or its Affiliates of any of the Registered Securities until Parent has notified the Stockholders that the Blackout Period has ended and (iii) promptly halt any use, publication, dissemination or distribution of the Shelf Registration, the Final Prospectus included therein and any amendment or supplement thereto by him or it and any of his or its Affiliates for the duration of the Blackout Period. Parent will, as promptly as practicable after the Blackout Period, take such actions as may be necessary to file and have declared effective any required amendment or supplement to the Shelf Registration or Final Prospectus. Parent agrees to promptly notify the Stockholders of the ending of any Blackout Period.

         (f) Parent will bear all expenses of any Shelf Registration pursuant to this Section 7.14 (other than underwriters' commissions and expenses and brokerage commissions and fees, if any, payable with respect to Registered Securities sold by the Stockholders and fees and expenses of counsel, any accountants or any experts for the Stockholders), including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by Parent in connection with such Shelf Registration and amendments or supplements in connection therewith.

         (g) (i) Parent will notify the Stockholders promptly of (A) any action by the SEC to suspend the effectiveness of a Shelf Registration or the institution or threatening of any proceeding for such purpose (a "stop order") or (B) the receipt by Parent of any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Stockholders shall cease to offer or sell any Registered Securities pursuant to the Shelf Registration in the jurisdiction to which such stop order or suspension relates. Parent will use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Stockholders at the earliest practicable date of the date on which the Stockholders may offer and sell Registered Securities pursuant to the Shelf Registration. (ii) Parent will notify the Stockholders promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Parent, should be set forth in the Shelf Registration or Final Prospectus such that the Shelf Registration or Final Prospectus could not then be available for the resale of the Registered Securities. Immediately upon receipt of such notice, the Stockholders shall cease to offer or sell any Registered Securities pursuant to the Shelf Registration and the Final Prospectus, cease to deliver or use the Shelf Registration and the Final Prospectus and, if so requested by Parent, return to Parent, at its expense, all copies (other than permanent file copies) of the Shelf Registration and Final Prospectus. Subject to the Parent's right to declare a Blackout Period, Parent will, as promptly as practicable, take such action as may be necessary to amend or supplement the Shelf Registration in order to set forth or reflect such event or state of facts. Parent will furnish copies of such proposed amendment or supplement to the Stockholders.

         (h) The Parent agrees to indemnify and hold harmless each of the Stockholders and each person, if any, who controls any Company Stockholder within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Stockholders or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Parent, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement on Form F-3 (the "Registration Statement"), including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading (collectively referred to herein as a "Violation"), and will reimburse each Stockholder and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Stockholders or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that Parent will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Final Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Parent, by or on behalf of the Stockholders expressly for use therein and; provided further, that the Parent will not be required to indemnify any of the foregoing Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the Person making the claim with respect to which indemnification is sought hereunder (and such subsequent prospectus was delivered by the Company to the Stockholders to permit delivery of such prospectus in a timely manner), and such subsequent prospectus was not so delivered to such Person. The parties hereto intend for this indemnification to be a separate and distinct obligation from the other indemnification obligations contained herein and that the limitations on indemnification contained in Section 10.5 shall be inapplicable to this indemnification.


                                  ARTICLE VIII

                                   Tax Matters

         Section 8.1 Certain Tax Covenants. The Company and each of its Subsidiaries agree that, from and after the date of this Agreement and until the Closing Date, (i) to prepare all Returns in a manner which is consistent with the past practices of the Company and each Subsidiary, as the case may be, with respect to the treatment of items on such Returns except to the extent that any inconsistency (x) would not or may not materially increase Parent's, the Company's, the Surviving Corporation's or any Subsidiary's liability for Taxes for any period or (y) is required by law; (ii) to refrain from incurring any material liability for Taxes other than in the ordinary course of business;
(iii) to refrain from entering into any settlement or closing agreement with a taxing authority that materially increases or may materially increase the Tax liability of the Company or any of its Subsidiaries for any period without the consent of Parent, which consent shall not be unreasonably withheld or delayed, except as required by law. Parent agrees that after the Closing Date, (i) it shall cause the Returns of Company and each of its Subsidiaries to be prepared in a manner which is consistent with the past practices of the Company and each Subsidiary, as the case may be, with respect to the treatment of items on such Returns, except to the extent that any inconsistency (x) would not materially increase Company's or any of its Subsidiary's Tax liability with respect a Pre-Closing Period or (y) is required by law, and (ii) to refrain from entering into any settlement or closing agreement with a taxing authority that materially adversely affects the Tax liability of the Company and its Subsidiaries for any Pre-Closing Period, without the consent of Stockholders which consent shall not be unreasonably withheld or delayed, except as required by law.

         Section 8.2 Tax Indemnification. (a) Notwithstanding any provision to the contrary contained in this Agreement except for Section 8.2(b), the last sentence of Section 10.2(a), and clause (y) (including the provisos thereto) of
Section 10.5, and Sections 10.6, 10.7, 10.8 and 10.10, the stockholders of the Company shall severally (and not jointly), in proportion to the Prior Ownership Allocation, agree, as Stockholder Indemnitors' (as defined herein), to indemnify defend and hold harmless Parent, Merger Sub, the Surviving Corporation, their Affiliates (including the Company and its Subsidiaries) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) on an after-tax basis (without duplication) against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 4.17 (other than Section 4.17(a) or (b)) of this Agreement to be true and correct as of the Closing Date; (ii) all Taxes imposed on or asserted against the properties, income or operations of the Company or its Subsidiaries, or for which the Company or any of its Subsidiaries may otherwise be liable, for all Pre-Closing Periods (including, with respect to taxable periods that begin prior to and end after the Closing Date, the portion of such taxable periods up to and including the Closing Date), except for (x) Taxes accrued and fully provided for in accordance with GAAP on the unaudited consolidated balance sheet of the Company as of April 30, 2000, (y) Taxes imposed or asserted against the properties, income or operations of the Company or its Subsidiaries or for which the Company or any of its Subsidiaries may otherwise be liable as a result of the conduct of operations (including holding of property) in the ordinary course of business of the Company or its Subsidiaries after April 30, 2000 that are (i) paid or discharged by the Company prior to the Effective Time or (ii) not yet due and payable at the Effective Time or (z) incurred by the Company or its Subsidiaries outside the ordinary course of business but only to the extent and such Tax is incurred as a result of a transaction(s) occurring at the direction of the Parent, and (iii) all Taxes imposed on Parent, Merger Sub, the Surviving Corporation and their Affiliates (including the Company or any Subsidiary) or for which Parent, Merger Sub, the Surviving Corporation and their Affiliates (including the Company or any Subsidiary) becomes liable (other than Taxes of the Company and its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations or any similar provision of state, local or foreign law as a result of the Company or any of its Subsidiaries being a member prior to the Closing Date of an affiliated, combined, consolidated or unitary group of corporations. Nothing in this agreement shall be construed as a guarantee of the existence or amount of any loss, credit, carryforward, basis or other tax attribute, whether past, present or future of the Company or any Subsidiary, and any reduction in whole or in part of any such tax attributes shall not give rise to an indemnification obligation by the Stockholder Indemnitors under this Agreement.

         (b) The stockholders of the Company shall be under no liability pursuant to this section 8.2 or pursuant to any representations, warranties, obligations or indemnities contained in this Agreement and relating to UK Taxes, in respect of any UK Taxes or any losses, claims and expenses in respect of UK Taxes to the extent that:

         (i) provision or reserve therefor has been made in the unaudited consolidated balance sheet of the Company as of April 30, 2000;

         (ii) it arises out of a transaction, act, omission or event occurring, or in respect of income profit or gains earned, accrued or received, after April 30, 2000 but before Closing in the ordinary course of business of the Company or any of the Subsidiaries;

         (iii) it was paid or discharged before Closing;

         (iv)  it  arises  as a  result  of any  change  in law,  rates  of tax,
statutes,  regulations,   practice,  concession  or  directive  occurring  after
Closing;

         (v) it would not have arisen but for a voluntary transaction, act or omission carried out or effected or occurring at any time after Closing by or affecting any of the Company, the Subsidiaries, the Parent or any other person connected with any of them, which the Parent, the Company or the relevant Subsidiary knew or ought reasonably to have been aware would give rise to the liability or increased liability, other than to the extent any such transaction, act or omission is carried out or effected by the Company or its Subsidiaries pursuant to a legally binding commitment created on or before Closing;

         (vi) it arises as a result of a change (other than to comply with law or with generally accepted accounting practice as at Closing) after Closing in any accounting policy or practice or the length of any accounting period for tax purposes of the Company or any of the Subsidiaries;

         (vii) the Parent, the Company or any Subsidiary has a right of recovery in respect thereof from a person or persons other than the Company or its Subsidiaries but only to the extent that such right is successfully enforced;

         (viii) it arises or is increased by reason of a breach by the Parent of the provisions of this Agreement;

         (ix) it can be relieved or mitigated by the use of any losses, reliefs, allowances, exemption set off or credits in computing or against income profits, gains or Taxes, arising in respect of a period or an event, act, omission or transaction occurring prior to Closing other than one treated as an asset or as reducing a provision in the unaudited consolidated balance sheet of the Company as of April 30, 2000; or

         (x) it arises in respect of a transaction, act, omission or event occurring after April 30, 2000 but before Closing or in respect of income profits or gains earned, accrued or received since April 30, 2000 but before Closing, to the extent that the consideration actually earned, accrued, received or receivable in relation thereto is greater than the consideration deemed to have been earned, accrued, received or receivable for the purposes of the relevant Taxes.

         (c) Any  payment by the  stockholders  hereunder  shall,  to the extent
permitted  by  applicable   law,  be  treated  as  a  reduction  in  the  Merger
Consideration.

         Section 8.3 Transfer Taxes. All transfer, sales and use, value added, registration, documentary, stamp and similar Taxes imposed in connection with the exchange of the Parent Shares for Company Stock or any other transaction that occurs pursuant to this Agreement shall be borne by the party that is primarily liable for such tax under applicable law. Notwithstanding anything herein to the contrary, Parent and/or Merger Sub and their affiliates will pay or assume only those expenses or liabilities of the Company and Stockholders that are solely and directly related to the Merger in accordance with the guidelines of Rev. Rul. 73-54, 1973-1 C.B.187. Otherwise Parent, Merger Sub, Company, and Stockholders each will pay their own expenses, if any, incurred in connection with the Merger and any other transactions contemplated by this Agreement.

         Section 8.4 Amended Returns. Neither Parent, the stockholders of the Company nor the Company shall file or cause to be filed any amended Return or claims for refund with respect to the Company or its Subsidiaries, for a Pre-Closing Period without the prior written consent of Parent and Stockholder Indemnitors' Representative, which consent shall not be unreasonably withheld or delayed. In no event shall the stockholders of the Company file or cause to be filed any amended Return or claim for refund with respect to the Company for any period that begins on or after the Closing Date.

         Section 8.5 Carrybacks. Without the prior written consent of Stockholder Indemnitors' Representative, which consent shall not be unreasonably withheld or delayed, none of Parent, Company or any Subsidiary of Company shall carry back any net operating loss or other item or attribute from a Post-Closing Period to a Pre-Closing Period. Parent and Company agree to reimburse stockholders of Company for any reasonable out-of-pocket costs incurred by such stockholders connected therewith, including, but not limited to, reasonable out-of-pocket costs of time spent by independent accountants preparing such carryback returns and any adjustment to Taxes for which the stockholders are liable hereunder.

         Section 8.6 Tax Covenants Regarding Merger. Following the Closing, neither Parent, Sub nor the Surviving Corporation shall take any action or cause any action to be taken, which action is (i) in violation of the undertakings set forth in the representations and warranties provided by Parent and Merger Sub to the Company's counsel in connection with the opinion rendered to the Company pursuant to Section 9.3(c) or (ii) outside the ordinary course of business that a reasonable person after reasonable inquiry would believe would cause the Merger to fail to be treated as a reorganization within the meaning of Section 368(a) of the Code. After the Effective Time, Parent agrees to take all steps required to ensure that the Surviving Company will comply with the reporting requirements described in U.S. Treasury Regulations Section 1.367(a)-3(c)(6). Parent also agrees to provide to the Surviving Company and any other person that is a holder of shares of Company Stock immediately prior to the Effective Time that may have tax reporting obligations (including reporting obligations under Section 6038B of the Code) with respect to any transactions effected pursuant to this Agreement, any information necessary to comply with the tax reporting requirements (including the filing requirements of Section 6038B and the U.S. Treasury Regulations promulgated thereunder). In addition, prior to December 31, 2006, Parent will neither transfer, sell or otherwise dispose of any shares of capital stock of the Company, other than a transfer to a Subsidiary or an Affiliate of Parent so long as such transfer is described in Treasury Regulations Section 1.367(a)-8(g)(2) and Parent provides the Shareholder Parties (as defined below) within 15 days of such transfer with the information necessary to comply with the requirements of Treasury Regulation Sections 1.367(a)-8(g)(2)(ii) through (iv), nor permit a "deemed disposition" of any such shares within the meaning of Treasury Regulations Section 1.367(a)-8(e)(3). Parent agrees to report the breach of any covenant of this Section 8.6 to any holder of shares of Company Common Stock that, solely as a result of the receipt of the Merger Consideration at the Effective Time, becomes the beneficial owner of 5% or more of Parent Shares (collectively, the "Shareholder Parties") within 15 days of such breach.

         Section 8.7 Tax Cooperation. After the Closing Date, Parent, Company and Subsidiaries, on the one hand, and Stockholders, on the other hand, agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books, records, work papers and Pre-Closing Period Returns) relating to the Company and its Subsidiaries and shall make available (during normal business hours) such knowledgeable employees of Parent, Company or any of Company's Subsidiaries as is reasonably necessary for the preparation of any Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment. For a period of seven years from the Closing Date, Parent shall maintain and make available (during normal business hours) to Stockholder Indemnitors, on Stockholder Indemnitors' reasonable request, copies (at the sole expense of Stockholder Indemnitors) of any and all information, books, and records referred to in this Section 8.8. After such seven-year period, Parent, Companies and its Subsidiaries may dispose of such information, books and records provided that prior to such disposition, Parent shall give Stockholders Indemnitor's Representative the opportunity to take possession of such information, books and records.

         Section 8.8 Tax Controversies. Parent shall promptly notify Stockholder Indemnitors' Representative upon receipt by Parent or any Affiliate of Parent (including the Company and its Subsidiaries after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to (i) a taxable period ending prior to or ending on and including the Closing Date or (ii) other item(s) for which Stockholder Indemnitors may be liable or obligated to indemnify under Section 8.2. If the item(s) discussed in such notice(s) would (either alone, or together with any previous or other current claims, assessments or similar items), if resolved to the detriment of the Company or any Subsidiary or other Persons which Stockholder Indemnitors are obligated to indemnify under Section 8.2, result in an assessment for Taxes, in the aggregate, in excess of $1,000,000 (any such inquiry, claim, assessment, audit or similar event, to the extent relating to a taxable period ending prior to or ending on and including the Closing Date and in excess of $1,000,000 a "Tax Matter"), Stockholder Indemnitors' Representative, at the sole expense of Stockholders, shall have the authority to represent the interests of the Company and its Subsidiaries or other Persons which Stockholder Indemnitor are obligated to indemnify under Section 8.2 with respect to such Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the right to control the defense, compromise or other resolution of such Tax Matter, including responding to inquiries and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that none of Stockholder Indemnitors' Representative, the Company or any Subsidiary shall enter into any settlement of or otherwise compromise any such Tax Matter that affects or may affect the Tax liability of Parent, Merger Sub, the Surviving Corporation or any of its Subsidiaries or any Affiliate of the foregoing for any period ending after the Closing Date (including, with respect to any taxable year or period that begins before and ends after the Closing Date, the portion such period that is after the Closing Date) without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed. Stockholder Indemnitors' Representative shall keep Parent fully and timely informed with respect to the commencement, status and nature of any Tax Matter. Stockholder Indemnitors' Representative shall, in good faith, consult with Parent regarding the conduct of or positions taken in any such proceeding. Except as set forth in the preceding provisions of this Section 8.8, Parent shall have the sole right to represent the interests of the Company, Surviving Corporation and its Subsidiaries with respect to any inquiries, claims, assessments, audits or similar events with respect to Taxes for all taxable periods; provided, however, Parent shall not, and shall cause its Affiliates (including the Company and its Subsidiaries) not to enter into any settlement of any contest or otherwise compromise any such audit or other Tax proceeding with respect to (i) any taxable year or period ending on or prior to the Closing Date
(ii) or other item(s) for which Stockholder Indemnitors may be liable or obligated to indemnify under Section 8.2, to the extent that the aggregate liability incurred under all such settlements and compromises and any prior payments that count against the Tax Threshold are greater than the Tax Threshold, without the prior written consent of Stockholder Indemnitors' Representative, which consent shall not be unreasonably withheld or delayed.

         Section 8.9 Survival of Tax Covenants. Notwithstanding anything herein to the contrary, the representations, warranties and covenants of the Company, Merger Sub, and Parent contained in Sections 4.17, 5.12, 5.16, 5.17 and Article VIII shall survive until the expiration of the applicable statute of limitations.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

         Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) Stockholder  Approval.  The Company shall have received the Company
Stockholders'   Approval  and  the  Parent   shall  have   received  the  Parent
Shareholders' Approval.

         (b) [Intentionally left blank]

         (c) Admission. All necessary approvals of the UKLA and the LSE shall have been obtained for the Admission of the new Parent Shares to be issued in the Merger on the date of the Effective Time, subject only to the allotment of such shares and immediately prior to the filing of the Merger Certificate no action shall have been taken or notice given by the UKLA or the LSE and no event shall otherwise have occurred, which will or is reasonably likely to result in such Admission not to become effective on the date of the Effective Time.

         (d) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (e) Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

         (f) H.M. Treasury Consent. Parent (as required) shall have received consent from H.M. Treasury pursuant to Section 765 of the UK Income and Corporation Taxes Act 1988 in respect of the Merger and any other matter contemplated hereby, or confirmation that no consent is required.

         (g) Governmental and Regulatory Consents and Approvals. Other than the filings provided for by Section 2.2, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority (including under the HSR Act) required of Parent, the Company or any of their respective Subsidiaries to consummate the Merger and the other matters contemplated hereby shall have been made or obtained (as the case may be) and become Final Orders (as defined in this Section below), and such Final Orders shall not, individually or in the aggregate, contain terms or conditions that would have, or could reasonably be expected to have, a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole. A "Final Order" means an action by the relevant Governmental or Regulatory Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by applicable law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by applicable law, regulation or order have been satisfied.

         (h) UK Fair Trading Act. Any of:

         (i) the Office of Fair Trading (the "OFT") shall not have indicated in writing that the Secretary of State for Trade and Industry (the "SOS") in the exercise of his powers under the Fair Trading Act 1973 (the "FTA") intends to refer the Merger or any matter relating thereto to the Competition Commission ("COC"); or

         (ii) in the event of an COC reference, the COC shall have concluded that the Merger does not or may not be expected to operate against the public interest; or

         (iii) if on a reference the COC shall have concluded that the Merger does or may be expected to operate against the public interest, the SOS shall have indicated in writing that it is his intention to approve the Merger,

PROVIDED that if any indication by the SOS referred to in (i) or (iii) above is subject to undertakings, assurances, or any other terms or conditions, such undertakings, assurances, terms or conditions would not have, or could reasonably be expected not to, individually or in the aggregate, have a Parent Material Adverse Effect.

         (i) Other  Consents  And  Approvals.  The  consent or  approval of each
Person (other than a Governmental or Regulatory Authority) whose consent or approval is required of Parent, the Company or any of their Subsidiaries under any Contract in order to consummate the Merger and the other transactions contemplated hereby shall have been obtained, except for those consents and approvals which, if not obtained, would not have, or could not reasonably be expected to have, a Parent Material Adverse Effect or on the ability of Parent or the Company to consummate the transactions contemplated hereby.

         Section 9.2 Conditions to Obligation of Parent And Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment, at or prior to the Effective Time, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Merger Sub in their sole discretion):

         (a) Representations and Warranties. (A) The representations and warranties of the Company contained herein that are qualified by a Company Material Adverse Effect and the representations and warranties contained in
Section 4.5 shall be true and correct when made and on the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), as if made on and as of such date and (B) all other representations and warranties of the Company shall have been true and correct when made and on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date) as if made on and as of such date, except where the failure of such representations and warranties to be so true and correct could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President, to such effect.

         (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, the agreements, covenants and obligations which are required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President, to such effect.

         (c) Material Adverse Effect. No Company Material Adverse Effect shall have occurred and there shall exist no facts or circumstances arising after the date of this Agreement, which in the aggregate would, or insofar as reasonably can be foreseen, could reasonably be expected to, when taken together with any breaches or violations of any representations, warranties, covenants and agreements of the Company contained herein, have a Company Material Adverse Effect.

         (d) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         (e) Investor Representation Letter. Parent shall have received from each of the holders of Company Stock, an investor representation letter, in the form attached as Exhibit 4.

         (f) Purchaser Representative Certificate. Parent shall have received a duly executed Purchaser Representative Certificate, in the form attached hereto as Exhibit 5 from each of the holders of Company Stock that is not an "accredited investor" as defined in Regulation D under the Securities Act.

         Section 9.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Effective Time, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

         (a) Representations and Warranties. (A) The representations and warranties of Parent and Merger Sub contained herein that are qualified by a Parent Material Adverse Effect and the representations and warranties contained in Section 5.5 shall be true and correct when made and on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), as if made on and as of such date and (B) all other representations and warranties of Parent and Merger Sub shall have been true and correct when made and on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date) as if made on and as of such date, except where the failure of such representations and warranties to be so true and correct could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and Parent and Merger Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chief Executive Officer or any Executive Director, and in the name and on behalf of Merger Sub by its Chairman of the Board, Chief Executive Officer or President, to such effect.

         (b) Performance of Obligations. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Merger Sub at or prior to the Effective Time, and Parent and Merger Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Executive Officer or any Executive Director and in the name and on behalf of Merger Sub by its Chairman of the Board, Chief Executive Officer or Finance Director, to such effect.

         (c) Tax Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher and Flom (Illinois) ("Skadden Arps"), dated the Closing Date, that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden Arps may rely upon the representations contained herein and may require and rely upon (and may incorporate by reference) reasonable representations from Parent, Merger Sub, the Company and others.

         (d) Registration of Option Shares. Pursuant to Section 2.8, Parent shall have filed a registration statement with the SEC, which registration statement shall be effective at the Effective Time, with respect to the Parent Ordinary Shares to be issued upon the exercise of Stock Options after the Effective Time.

         (e)  Companies  Act Section  103.  Notwithstanding  the  provisions  of
Section 7.11, each holder of Company Stock shall have received the report to which such holder is entitled in compliance with section 103 of the Companies Act in relation to the allotment of Parent Shares by Parent in accordance with
Section 2.6, unless Parent has provided to the Company a written opinion of leading U.K. Queen's counsel, in a form reasonably satisfactory to the Company, that Parent is not required to provide a report under section 103 of the Companies Act in relation to such allotment.


                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 10.1 Survival of Representations. Except for the representations and warranties contained in (i) Sections 4.15, 4.17, 4.19, 5.12,
5.16 and 5.17 which shall survive until the expiration of the applicable statute of limitations (including any extensions thereof) and (ii) Sections 4.2 and 4.3,
5.2 and 5.3, which shall survive indefinitely, the representations and warranties contained in this Agreement shall survive for a period of 1 year from the Effective Time.

         Section 10.2 Indemnification. (a) Stockholder Indemnification. Subject to clause (c) of this Section 10.2 and Section 10.5, the stockholders of the Company (the "Stockholder Indemnitors") shall severally (and not jointly), in proportion to the Prior Ownership Allocation, indemnify and hold Parent, the Surviving Corporation and their Affiliates and their respective officers, directors, employees, agents and Affiliates and their respective successors and assigns (each a "Parent Indemnitee") harmless from damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses (each a "Loss")), suffered or paid, directly or indirectly, through application of the Surviving Corporation's or the Parent's assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by the Company in this Agreement or in any Schedule, Exhibit, or Certificate attached hereto or thereto or delivered pursuant to this Agreement (other than pursuant to Section 4.7 (Information Supplied) and Section 4.17 (Taxes)) to be true and correct in all respects as of the date of this Agreement and as of the Effective Time (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), (ii) any Loss arising out of any third party claim referred to in Section 10.4 primarily in connection with the failure of any representation or warranty made by the Company in
Section 4.7 to be true and correct in all respects and (iii) any breach or alleged breach by the Company of any of its covenants or agreements contained in this Agreement. Notwithstanding any other provision of this Agreement, including this Section 10.2(a) and Article VIII, none of the Stockholder Indemnitors shall have any obligation to indemnify, or otherwise have any liability to, the Parent Indemnitees for any Loss arising out of, or relating to the business, operations,  tax  liability  or tax  matters of any of the  Subsidiaries  of the
Company prior to the closing of the acquisition of such Subsidiaries by the Company or by another Subsidiary of the Company or by a Subsidiary of any such Subsidiary, and so on, including without limitation any breach of a representation or warranty contained in Article IV arising out of or related to the business, operations, tax liability or tax matters of such Subsidiaries prior to the date of the closing of the acquisition of such Subsidiaries by the Company or by another Subsidiary of the Company or by a Subsidiary of any such Subsidiary, and so on (a "Pre-acquisition Breach") other than with respect to any such Pre-acquisition Breach which any of Terence Graunke, Tim Donmoyer, Kathleen Johnston, Julian Hanson-Smith and Daniel Kirk has actual knowledge, after reasonable inquiry, as of the date of this Agreement.

         (b) Parent Indemnification. Subject to clause (c) of this Section 10.2 and Section 10.5, Parent and Merger Sub ("Parent Indemnitors") shall jointly and severally indemnify and hold the stockholders of the Company and their Affiliates and their respective officers, directors, employees, agents and Affiliates and their respective successors and assigns (each a "Stockholder Indemnitee") harmless from all Losses, suffered or paid, directly or indirectly, by a Stockholder Indemnitee, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Parent in this Agreement or in any Schedule, Exhibit, or Certificate attached hereto or thereto or delivered by Parent pursuant to this Agreement (other than pursuant to Section 5.8) to be true and correct in all respects as of the date of this Agreement and as of the Effective Time (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), (ii) any Loss arising out of any third party claim referred to in
Section 10.4 primarily in connection with the failure of any representation or warranty made by Parent in Section 5.8 to be true and correct in all respects
(iii) any breach or alleged breach by Parent and/or Merger Sub of any of their respective covenants or agreements contained in this Agreement, (iii) any failure of the Surviving Corporation to pay the Contingent Holders the Contingent Payments if and when due and (iv) any contravention of Section 103 of the Companies Act by Parent or any independent person (as defined in Section 108 of the Companies Act) in relation to the issuance of Parent Shares by Parent in accordance with Section 2.6.

         (c) The parties hereto have agreed that separate standards will apply to the use of the terms "material," "materiality," and "Company Material Adverse Effect" (together "Company Materiality Terms") or "material," "materiality," or "Parent Material Adverse Effect" (together "Parent Materiality Terms") for purposes of determining the satisfaction of Section 9.2(a) or 9.3(a), on the one hand, and the rights to indemnification under Sections 10.2(a) and (b) or otherwise (including any claim of fraud), on the other. For purposes of determining the satisfaction of Sections 9.2(a) and 9.3(a), the Company
Materiality Terms or the Parent Materiality Terms shall each be given their respective separate meanings in accordance with applicable law. For purposes of indemnification, the representations and warranties in Article IV (other than Section 4.5, the second sentence of Section 4.8, and clauses (i), (v) and (vi) of Section 4.6), the covenants contained in Section 6.1 and Article V (other than Section 5.5 and clause (a)(i) of Section 5.6) shall be construed as if they were not qualified by the Company Materiality Terms or the Parent Materiality Terms, as applicable. For indemnification purposes under Section 10.2(a), the Company Materiality Terms contained in Section 4.5, the second sentence of
Section 4.8, clauses (i), (v) and (vi) of Section 4.6 and the Parent Materiality Terms, contained in Section 5.5, the covenants contained in Section 6.1 and clause (a)(i) of Section 5.6 shall each be given their separate meaning in accordance with applicable law.

         (d) The  obligations  to indemnify and hold  harmless  pursuant to this
Section 10.2, as applicable, shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in Section 10.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.

         Section 10.3 Stockholder Indemnitors' Representative. (a) Terence Graunke shall be appointed by the stockholders of the Company (in the Indemnification Agreements) as the sole, exclusive, true and lawful agent and representative of the Stockholder Indemnitors (the "Stockholder Indemnitors' Representative") with respect to any and all matters relating to, arising out of, or in connection with, this Article X of this Agreement.

         (b) Parent shall be entitled to rely on the Stockholder Indemnitors' Representative's authority as the agent and representative of the Stockholder Indemnitors for all purposes hereunder (including the giving or receiving of notices and information to or from an Indemnifying Party pursuant to Section
10.4 other than a service of process) and shall have no liability for any such reliance.

         Section 10.4 Indemnification Procedures. (a) If an event occurs which a party (an "Indemnitee") asserts is an indemnifiable event pursuant to Section 10.2, as applicable, the Indemnitee shall promptly notify the other party obligated to provide such indemnification (the "Indemnifying Party"). If any Indemnitee shall incur any Loss in respect of which indemnification may be sought by such Indemnitee pursuant to this Article X , Sections 7.14 or 8.2, such Indemnitee shall assert a claim for indemnification by written notice ("Notice") to the Indemnifying Party stating the nature and basis of such claim. In the case of a Loss arising by reason of any third-party claim, the Notice shall be given within 30 days of the filing or written assertion which the Indemnitee believes will give rise to indemnification pursuant to this Article X, Sections 7.14 or 8.2, but the failure of the Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability the Indemnifying Party may have to the Indemnitee except to the extent that the Indemnifying Party demonstrates that its defense of such claim is prejudiced thereby. The Indemnitee shall provide to the Indemnifying Party all information and documentation reasonably necessary to support and verify any Loss or other claims which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all books, records and Personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

         (b) In the case of third party claims, the Indemnifying Party shall (subject to its acknowledgment of its indemnity obligation) have the option (i) to conduct any proceeding or negotiations in connection therewith, (ii) to take all other steps to settle, remedy or defend any such claim, provided that the Indemnifying Party shall not settle any such claim without the consent of the Indemnitee, which consent shall not be unreasonably withheld and (iii) to employ counsel reasonably acceptable to the Indemnitee to contest any such claim or liability in the name of the Indemnitee or otherwise. The Indemnifying Party shall, within 15 days of receipt of Notice of such claim, notify the Indemnitee of its intention to assume the defense of such claim provided that the Indemnifying Party has unconditionally acknowledged in writing the Indemnifying Party's indemnity obligation hereunder. If the Indemnifying Party shall decline to assume the defense of any such claim, the Indemnitee may defend against any such claims in such manner as it may deem appropriate, without prejudice to its indemnification rights hereunder. The expenses of all proceedings, contests or lawsuits with respect to such claims shall be borne by the Indemnifying Party but only if the Indemnifying Party is responsible pursuant hereto to indemnify the Indemnitee in respect of the third-party claim and provided that, if the Indemnifying Party shall have assumed the defense of any such claim as provided herein, the fees and expenses of any counsel retained by the Indemnitee shall be paid by the Indemnitee. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. No third party claim, demand, action or proceeding for which an Indemnitee is seeking indemnification under this Article X shall be settled without the prior written consent of the Indemnifying Party. If (i) a firm written offer is made to settle any such third party claim, demand, action or proceeding, (ii) the Indemnifying Party proposes to accept such settlement and
(iii) the Indemnitee refuses to consent to such settlement, then: (A) the maximum liability of the Indemnifying Party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnitee on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement; and (B) the Indemnitee shall pay all reasonable attorneys' fees and legal costs and expenses incurred after rejection of such settlement by the Indemnitee, but if the amount thereafter recovered by such third party from the Indemnitee is less than the amount of the proposed settlement, the Indemnitee shall be reimbursed by the Indemnifying Party for such attorneys' fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement. If, and to the extent, the Indemnifying Party is responsible pursuant hereto to indemnify the Indemnitee in respect of a third-party claim, then within 5 business days of the reasonable request of the Indemnitee, the Indemnifying Party shall pay on behalf of the Indemnitee, in immediately available funds, the amount of any Loss, or such portion thereof as the Indemnifying Party shall be responsible for, pursuant to this Article X representing payment by the Indemnifying Party of such third-party claim. If any Loss or other claims incurred by the Indemnitee do not involve payment by the Indemnitee of a third-party claim, then if, and to the extent, the Indemnifying Party is responsible pursuant hereto to indemnify the Indemnitee against such Loss, the Indemnifying Party shall within ten (10) days of the reasonable request of the Indemnitee pay to the Indemnitee, in immediately available funds, the amount of such Loss or other claims payable pursuant to this Article X.

         Section 10.5 Limitations. Anything to the contrary contained herein notwithstanding (x) no Indemnitee shall be entitled to recover with respect to Losses relating to breaches of (i) representations and warranties made in this Agreement (other than with respect to Losses arising out of the representations and warranties set forth in Section 4.7 and Section 4.17, Sections 5.12, 5.16 and 5.17) from an Indemnifying Party and (ii) breaches of any of covenants, undertakings or other agreements of the Company set forth in the first sentence of Section 6.1, unless and until the aggregate amount of Losses under this Agreement exceeds $10 million (the "Indemnification Threshold"), and then only to the extent such aggregate amount exceeds the Indemnification Threshold and
(y) with respect to Taxes, losses, claims and expenses arising out of the representations and warranties set forth in Section 4.17 and Section 5.16 and the indemnification obligations set forth in Article VIII, the Parent Indemnitees or Stockholder Indemnitees, as applicable, shall not be entitled to recover from the Parent Indemnitors or Stockholder Indemnitors, as applicable, unless and until the aggregate amount of such Taxes, losses, claims and expenses exceeds $1 million (the "Tax Threshold"), and then only to the extent such aggregate amount exceeds the Tax Threshold; provided, however, that the Indemnitees shall not be entitled to recover from the Indemnifying Parties, in aggregate, more than $70,000,000 (the "Cap") of the total amount of Losses referred to in clauses (x) and (y); and provided further that, with respect to clause (x), no individual Loss shall be applied to the Indemnification Threshold or subject to a claim for indemnification under this Article X unless the total amount of such Loss exceeds $150,000; for the avoidance of doubt, the Parent Indemnitees, individually or in the aggregate, shall not be entitled to recover from any Stockholder Indemnitor an aggregate amount equal to or exceeding the product of $70,000,000 multiplied by such Stockholder Indemnitor's Prior Ownership Allocation.

         Section 10.6 Adjustment for Insurance. The amount which an Indemnifying Party is required to pay to, for or on behalf of the Indemnitee pursuant to this
Article X and Article VIII shall be adjusted (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss"), less the cost of procuring such insurance proceeds. Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment." If an Indemnitee has received or has had paid on its behalf an Indemnity Payment for an Indemnifiable Loss and subsequently receives insurance proceeds for such Indemnifiable Loss, then the Indemnitee shall (i) promptly notify the Indemnifying Party of the amount and nature of such proceeds and benefits, together with the cost of procuring them, and (ii) pay to the Indemnifying Party the amount of such insurance proceeds (reduced by such procurement cost), or, if lesser, the amount of the Indemnity Payment.

         Section 10.7 Adjustment for Recoveries under Acquisition Agreements. The amount of any Loss which the Stockholder Indemnitors are required to pay to a Parent Indemnitee pursuant to this Article X and Article VIII shall be reduced (including, without limitation, retroactively by refunds to the Stockholder Indemnitors if appropriate) by any amounts received by such Parent Indemnitee in connection with such Loss under any Acquisition Agreement in connection with the acquisition of the Subsidiary (an "Acquisition Agreement Indemnity"), less the cost incurred and not otherwise recovered in procuring such Acquisition Agreement Indemnity. In the event that the breach of a representation and warranty under this Agreement also constitutes a breach of a representation and warranty under an Acquisition Agreement, then, in such instance, as a condition precedent to any Parent Indemnitee making a claim under this Article X and
Article VIII, such Parent Indemnitee must, to the extent available under the indemnification provisions of the applicable Acquisition Agreement, make a claim for indemnification under such Acquisition Agreement. Although any Parent Indemnitee may, immediately after making such claim under such Acquisition Agreement, make a claim for indemnification under this Article X or Article VIII, as the case may be, provided Parent Indemnitee must use all commercially reasonable efforts to obtain a recovery of all the applicable Losses covered by an Acquisition Agreement Indemnity from the Indemnifying Parties related to such Acquisition Agreements. In the event that a Parent Indemnitee agrees to settle a claim relating to the Acquisition Agreements, the maximum liability of the Indemnifying Party as to such claim will not exceed the amount of such settlement.

         Section 10.8 Subrogation. Upon making any Indemnity Payment, the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

         Section 10.9 Set-Off. Parent Indemnitors shall not have any rights to set-off any Losses against any payments to be made by such Person pursuant to this Agreement or any other agreement, except as otherwise expressly provided herein or therein.

         Section 10.10 Exclusive Remedy. Following the Closing, the indemnities provided for in this Article X , Article VIII and Section 7.14(h) shall be the sole and exclusive remedies of any of the Indemnitees and their respective officers, directors, stockholders, employees, Affiliates, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date). No Indemnitee shall be entitled to a recision of this Agreement, punitive damages or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise), all of which the parties hereby waive, provided, however, that nothing in this Agreement is intended to waive any claims or remedies for fraud.


                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         Section 11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval or the Parent Shareholders' Approval:

         (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

         (b)  By  either  the  Company  or  Parent  upon   notification  to  the
    non-terminating party by the terminating party:

              (i) at any time after September 7, 2000 (the "Termination Date"), if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party; provided, however, that if on such date Parent and the Company and their respective Subsidiaries have not received all of the approvals required in order to satisfy the conditions set forth in Section 9.1(f), 9.1(g) or 9.1(h) but all other conditions to effect the Merger shall be fulfilled or shall be capable of being fulfilled, then, at the option of either Parent or the Company (which shall be exercised by written notice), the Termination Date shall be extended until October 7, 2000;

              (ii) if the Company Stockholders' Approval or the Parent Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote actually held at a meeting of such stockholders or shareholders, or any adjournment thereof, called therefor;

              (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement (determined in all cases as if the terms "material" or "materially" were not included in any such representation or warranty), which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party which breach, when taken together with any other breaches of representations, warranties, covenants and agreements of the non-terminating party contained in this Agreement, has or could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be;

              (iv) if the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange falls below 254.5p for any 15 Trading Days prior to the Effective Time; or (v) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise preventing or prohibiting the Merger and such order shall have become final and nonappealable; or

         (c) By Parent if the shares of Dissenting Stock represents 2% or more of the total shares of Company Common Stock issued and outstanding (without giving effect to the Stock Options) immediately prior to the Effective Time.

         Section 11.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors; provided, however, that nothing contained in this Section 11.2 shall relieve any party hereto from any liability for any breach of this Agreement or for obligations under Sections 7.7(b), 7.7(c), 7.9 or 11.3.

         Section 11.3 Payment of Certain Fees. If this Agreement is terminated by either party pursuant to Section 11.1(b)(ii) hereof and (x) a bona-fide Takeover Proposal with respect to Parent has been publicly announced or communicated to Parent's shareholders after the date of this Agreement and prior to the Parent Shareholder Meeting and (y) concurrently with or within six (6) months of the date of such termination, Parent consummates a Takeover Proposal, then Parent shall pay $8 million to the Company.



                                   ARTICLE XII

                               GENERAL PROVISIONS

         Section 12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses, or at such other address for a party as shall be specified by like notice:

         (a) if to Parent or Merger Sub, to

             c/o Cordiant Communications Group plc
             121-141 Westbourne Terrace
             London, W2 6JR
             Attention:  Michael Bungey
             Facsimile No.:  011-44-207-262-4300

             with copies to:

             White & Case LLP
             1155 Avenue of the Americas
             New York, NY  10036
             Attention:  Timothy B. Goodell, Esq.
             Facsimile No.:  (212) 354-8113

             and:

             Gould & Wilkie LLP
             One Chase Manhattan Plaza
             New York, New York, 10005
             Attention:  Michael J. Kopcsak, Esq.
             Facsimile No.:  (212) 363-2138

             and:

             Macfarlanes
             10 Norwich Street London EC4A 1BD
             Attention:  Mary Leth, Esq.
             Facsimile No.:  011-44-171-831-9607

        (b)  if to the Company, to

             Lighthouse Global Network, Inc.
             676 North Michigan Avenue
             Chicago, IL  60611
             Attention:  Kathleen Johnston, Esq.
             Facsimile No.:  (312) 640-7051

             with a copy to:

             Skadden Arps Slate Meagher & Flom (Illinois)
             333 West Wacker Drive
             Suite 2100
             Chicago, IL  60606
             Attention:  Peter C. Krupp, Esq.
             Facsimile No.:  (312) 407-0411

         Section 12.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 12.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 12.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, together with the Confidentiality Agreement dated March 6, 2000, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as otherwise provided in Sections 2.9(b) and 7.10, is not intended to confer upon any Person other than the parties any rights or remedies hereunder.

         Section 12.5 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or, to the extent permitted by applicable Law, after any approval of the Merger by the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 12.6 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 12.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided however, that the Merger shall be governed by the laws of the State of Delaware.

         Section 12.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 12.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         Section 12.10 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 12.11 Incorporation of Exhibits. The Company Disclosure Letter, the Parent Disclosure Letter and all Exhibits, Schedules and annexes attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.



                                            CORDIANT COMMUNICATIONS GROUP PLC

                                            By: /s/ Arthur D'Angelo
                                               ---------------------------------
                                               Name:  Arthur D'Angelo
                                               Title: Chief Financial Officer


                                            LIGHTHOUSE ACQUISITION, INC.

                                            By: /s/ Arthur D'Angelo
                                               ---------------------------------
                                               Name:  Arthur D'Angelo
                                               Title: President


                                            LIGHTHOUSE GLOBAL NETWORK, INC.

                                            By: /s/ Terence M. Graunke
                                               ---------------------------------
                                               Name:  Terence M. Graunke
                                               Title: Chairman/Chief Executive
                                                      Officer